Exhibit 10.11



                              REVISED AND RESTATED
                            INTERCONNECTION AGREEMENT


                                 By and Between


                             SOUTHERN POWER COMPANY

                                       and

                              GEORGIA POWER COMPANY

                                       for

                               GOAT ROCK CC UNIT 2




                        Effective as of October 18, 2001






                   Filed on June 28, 2002, in compliance with
            Southern Company Services, Inc., 99 FERC P. 61,249 (2002)


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                                TABLE OF CONTENTS


SECTION 1:  DEFINITIONS............................................................................................1


SECTION 2: INTERCONNECTION SERVICE.................................................................................6

   2.1    SERVICE..................................................................................................7
   2.2    FACILITY.................................................................................................7
   2.3    PERMITS..................................................................................................7
   2.4    EASEMENTS AND ACCESS RIGHTS..............................................................................7
   2.5    INTERCONNECTION POINT....................................................................................8
   2.6    STATION SERVICE ARRANGEMENTS.............................................................................8
   2.7    GENERATOR BALANCING SERVICE ARRANGEMENTS.................................................................8
   2.8    INTERCONNECTION PROCEDURES...............................................................................9
   2.9    INTERCONNECTED OPERATION SERVICES........................................................................9
   2.10   CONTROL AREA OPERATIONS..................................................................................9
   2.11   INADVERTENT FLOW.........................................................................................9

SECTION 3:  TERM, TERMINATION AND DISCONNECTION....................................................................9

   3.1    TERM.....................................................................................................9
   3.2    DEFAULT..................................................................................................9
   3.3    PERMANENT DISCONNECTION.................................................................................10
   3.4    TEMPORARY DISCONNECTION.................................................................................10
   3.5    SURVIVAL OF RIGHTS......................................................................................11

SECTION 4:  OPERATION AND MAINTENANCE OF GENERATOR'S FACILITY.....................................................11

   4.1    GENERAL STANDARDS.......................................................................................11
   4.2    MAINTENANCE AND OPERATION...............................................................................11

SECTION 5:  INTERCONNECTION FACILITIES AND INTERCONNECTION FACILITY UPGRADES......................................11

   5.1    INTERCONNECTION FACILITIES AND INTERCONNECTION FACILITY UPGRADES........................................11
   5.2    COSTS OF INTERCONNECTION FACILITIES  AND INTERCONNECTION FACILITY UPGRADES..............................12
   5.3    [RESERVED]..............................................................................................12
   5.4    PAYMENT OF COST OF ON-GOING MAINTENANCE AND OPERATION OF THE INTERCONNECTION FACILITIES.................12
   5.5    CARE OF EQUIPMENT.......................................................................................12
   5.6    PAYMENT OF COSTS OF INTERCONNECTION FACILITIES AND INTERCONNECTION FACILITY UPGRADES....................13
   5.7    CREDITS FOR INTERCONNECTION FACILITY UPGRADES...........................................................14

SECTION 6:  LIABILITY AND INDEMNIFICATION.........................................................................14

   6.1    REMEDIES FOR BREACH.....................................................................................15
   6.2    LIMITATION OF LIABILITY.................................................................................15
   6.3    NO LIABILITY FOR OTHER PARTY'S RESPONSIBILITIES.........................................................15
   6.4    RESPONSIBILITY FOR PROPERTY.............................................................................15
   6.5    INDEMNIFICATION.........................................................................................15

SECTION 7:  METERING, DATA ACQUISITION, AND RELATED PROTECTION EQUIPMENT..........................................16

   7.1    METERING................................................................................................16
   7.2    DATA ACQUISITION AND PROTECTION EQUIPMENT...............................................................17
   7.3    PAYMENT OF COST OF METERING, DATA ACQUISITION, AND RELATED PROTECTION EQUIPMENT.........................17
   7.4    CARE OF EQUIPMENT.......................................................................................18
   7.5    INSPECTION AND TESTING..................................................................................18
   7.6    INACCURACIES............................................................................................18

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SECTION 8:  INITIAL SYNCHRONIZATION AND FACILITY TESTING..........................................................19

   8.1    FACILITY EVALUATION BASED ON ACTUAL EQUIPMENT DATA......................................................19
   8.2    IMPLEMENTATION OF CONTROL AND OPERATING PROCEDURES......................................................19
   8.3    FACILITY INSPECTION.....................................................................................19
   8.4    INITIAL SYNCHRONIZATION.................................................................................19
   8.5    REVIEW OF SYNCHRONIZATION TESTS.........................................................................20

SECTION 9:  ADMINISTRATION CHARGE.................................................................................20


SECTION 10:  PAYMENT PROCEDURE....................................................................................20

   10.1   BILLING.................................................................................................20
   10.2   FAILURE TO TIMELY PAY...................................................................................21
   10.3   INTEREST................................................................................................21
   10.4   CREDITWORTHINESS........................................................................................21
   10.5   AUDIT RIGHTS............................................................................................21
   10.6   DISPUTED BILLS..........................................................................................21
   10.7   NO WAIVER...............................................................................................22

SECTION 11:  REPRESENTATIONS, WARRANTIES AND COVENANTS............................................................22

   11.1   GENERATOR REPRESENTATIONS, WARRANTIES AND COVENANTS.....................................................22
   11.2   GEORGIA POWER REPRESENTATIONS, WARRANTIES AND COVENANTS.................................................22
   11.3   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS...................................................23

SECTION 12:  COMPLIANCE WITH LAWS.................................................................................23

   12.1   COMPLIANCE..............................................................................................23
   12.2   CHANGE OF LAW...........................................................................................24
   12.3   REGULATORY FILINGS......................................................................................24
   12.4   TAXES...................................................................................................24

SECTION 13:  INSURANCE............................................................................................25

   13.1   GENERATOR'S INSURANCE...................................................................................26
   13.2   NOTICE AND CERTIFICATION................................................................................27

SECTION 14:  FORCE MAJEURE........................................................................................27

   14.1   DEFINITION OF FORCE MAJEURE EVENT.......................................................................27
   14.2   NO BREACH OR LIABILITY..................................................................................27
   14.3   SUSPENSION OF PERFORMANCE...............................................................................28

SECTION 15:  OPERATING COMMITTEE..................................................................................28

   15.1   ESTABLISHMENT OF COMMITTEE..............................................................................28
   15.2   DUTIES..................................................................................................28

SECTION 16: ASSIGNMENT............................................................................................29

   16.1   ASSIGNMENT BY GENERATOR.................................................................................29
   16.2   ASSIGNMENT BY GEORGIA POWER.............................................................................31

SECTION 17: MISCELLANEOUS.........................................................................................31

   17.1   GEORGIA POWER'S AGENT...................................................................................31
   17.2   NO PARTNERSHIP..........................................................................................31
   17.3   SUCCESSORS AND ASSIGNS..................................................................................31
   17.4   NO THIRD PARTY BENEFIT..................................................................................31
   17.5   NO AFFILIATE LIABILITY..................................................................................31
   17.6   TIME OF ESSENCE.........................................................................................31
   17.7   NO WAIVER...............................................................................................31
   17.8   AMENDMENTS..............................................................................................32
   17.9   NOTICE..................................................................................................32
   17.10  COUNTERPARTS............................................................................................33



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   17.11     CROSS-REFERENCES.....................................................................................33
   17.12     SECTION HEADINGS.....................................................................................33
   17.13     INCLUDING............................................................................................33
   17.14     GOVERNING LAW........................................................................................33
   17.15     MERGER...............................................................................................33
   17.16     NERC.................................................................................................33
   17.17     GOOD UTILITY PRACTICES...............................................................................33
   17.18     SAFETY...............................................................................................33
   17.19     CONFIDENTIAL INFORMATION.............................................................................33
   17.20     COOPERATION..........................................................................................34
   17.21     NEGOTIATED AGREEMENT.................................................................................35
   17.22     SUBCONTRACTORS.......................................................................................35
   17.23     EWG STATUS...........................................................................................35

APPENDIX A  INTERCONNECTION PROCEDURES.............................................................................1


APPENDIX B  SPECIFICATIONS TO INTERCONNECTION AGREEMENT............................................................1


APPENDIX C  INTERCONNECTION FACILITY UPGRADES......................................................................1


APPENDIX D  MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA INTERCONNECTION FACILITY UPGRADES..............................1


APPENDIX E  QUARTERLY ESTIMATED CONSTRUCTION COSTS.................................................................1

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


                              REVISED AND RESTATED
                            INTERCONNECTION AGREEMENT


         This Revised and Restated Interconnection Agreement ("Agreement") is made and entered into by and between Southern Power Company, organized and existing under the laws of the State of Delaware and having its principal place of business at Birmingham, Alabama (hereinafter referred to as the "Generator"), and Georgia Power Company, a corporation organized and existing under the laws of the State of Georgia and having its principal place of business at Atlanta, Georgia (hereinafter referred to as "Georgia Power"). Generator and Georgia Power may be hereinafter referred to individually as a "Party" and collectively as the "Parties."

                              W I T N E S S E T H:

         WHEREAS, Generator desires to engage in the interconnected operation of Generator's generating facility with the transmission facilities of the Georgia Power Electric System;

         WHEREAS, Generator desires to engage in sales of electric energy to be generated by Generator's generating facility;

         WHEREAS, Generator and Georgia Power have executed and entered into that certain Interconnection Agreement by and between Generator and Georgia Power for Goat Rock CC Unit 2 dated as of October 18, 2001 (the "Initial IA"); and

         WHEREAS, Georgia Power has been directed by the Federal Energy Regulatory Commission pursuant to an order dated May 31, 2002 in FERC Docket Nos. ER02-352-000, 001 and 002 to revise certain terms and restate the remaining terms of the Initial IA which, upon its effectiveness, shall supercede and replace the Initial IA in its entirety.

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties covenant and agree as follows:

                             SECTION 1: DEFINITIONS

         1.1 In addition to the initially capitalized terms and phrases defined in the preamble of this Agreement, the following initially capitalized terms and phrases as and when used in this Agreement shall have the respective meanings set forth below:

                  1.1.1 "Affiliate" - shall mean, with respect to any Party, another Person (i) which, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Party, (ii) which, directly or indirectly, of record or beneficially, owns or holds 10% or more of the shares of any class of capital stock or other ownership interest of such Party having voting power or (iii) of which 10% or more of the shares of any of the capital stock or other ownership interest of the Affiliate having voting power is owned or held, directly or indirectly, of


                                       -1-
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record or beneficially, by or for such Party. For purposes of this definition,
"control" when used with respect to any entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  1.1.2 "Appendix" or "Appendices" - means any of the schedules, exhibits and attachments, including the Interconnection Procedures, which are appended hereto and are incorporated by reference herein and made a part of this Agreement.

                  1.1.3 "Business Day" - means any Day excluding Saturday and Sunday and excluding any Day on which banking institutions in Georgia are closed because of a federal holiday.

                  1.1.4 "Day" or "Calendar Day" - means a calendar day unless otherwise specified.

                  1.1.5 "Effective Date" - shall be October 18, 2001, or such other date as the FERC shall order.

                  1.1.6 "Emergency" - means a condition or situation associated with the transmission and distribution of electricity, including voltage abnormalities, that, in the sole reasonable judgment of Georgia Power, exercised on a non-discriminatory basis as the transmission asset owner, adversely affects or is imminently likely to adversely affect: (i) public health, life or property; (ii) Georgia Power's employees, agents or property; or (iii) Georgia Power's ability to maintain safe, adequate, and continuous electric service to its customers and/or the customers of any member of NERC consistent with Good Utility Practices; provided, however, that if there is no adverse condition associated with distribution or transmission facilities, then the inability of Georgia Power to meet its load requirements solely because of insufficient generation resources shall not constitute an Emergency.

                  1.1.7 "Facility" - means all of Generator's equipment (including the Generator's Interconnection Equipment), as described in Appendix B of this Agreement, used to produce electric energy and required for parallel operation with Georgia Power, which equipment is located in Lee County, Georgia.

                  1.1.8 "FERC" - means the Federal Energy Regulatory Commission and any successor.

                  1.1.9 "Force Majeure Event" - shall have the meaning ascribed to it in Section 14.1.

                  1.1.10 "Generator" - shall have the meaning ascribed to it in the first paragraph of this Agreement, and its agents or permitted successors and assigns.


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                  1.1.11 "Generator's Interconnection Equipment" - means all equipment which is owned, operated, or maintained by or for Generator as such is described in Appendix B (including without limitation, equipment for connection, switching, protective relaying and safety) that is required to be installed for the delivery of electric energy onto the Georgia Power Electric System on behalf of Generator. Generator's Interconnection Equipment does not include the Interconnection Facilities.

                  1.1.12 "Georgia ITS" - means the Georgia Integrated Transmission System, the electric transmission systems owned individually by Georgia Power, Georgia Transmission Corporation, the Municipal Electric Authority of Georgia and the City of Dalton, Georgia, and operated as an integrated transmission system.

                  1.1.13 "Georgia Power" - shall have the meaning ascribed to it in the first paragraph of this Agreement, including any of its agents or permitted successors and assigns.

                  1.1.14 "Georgia Power Electric System" - means collectively, the entire network of electric generation, transmission and distribution facilities, equipment and other devices owned (in whole or in part) or controlled by Georgia Power, or to which Georgia Power has a right to use, including the Georgia ITS, for the purposes of generating, transmitting, receiving, and distributing electric energy and capacity.

                  1.1.15 "Good Utility Practices" - mean, at a particular time, any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry prior to such time, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result(s) at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practices are not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts expected to accomplish the desired results, having due regard for, among other things, manufacturers' warranties, Legal Requirements, NERC and SERC guides, and applicable safety and maintenance codes.

                  1.1.16 "Governmental Authority" - means any local, state, regional or federal administrative, legal, judicial or executive agency, court, commission, department, taxing authority, or other authority thereof having jurisdiction over either Party, the Facility, the Interconnection Facilities, the Generator's Interconnection Equipment, or the Georgia Power Electric System, whether acting under actual or assumed authority.

                  1.1.17 "Indenture Trustee" - means a trust company chartered or other Person incorporated under the laws of the United States or a state of the United States and based in the United States which is the indenture trustee, mortgagee or secured party under any Indenture.

                  1.1.18 "Initial Synchronization Date" - means the date that includes the first instant in time when energy generated by the Facility is


                                       -3-
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delivered to the Georgia Power Electric System at the Interconnection Point.
Such Initial Synchronization Date is projected in Appendix B.

                  1.1.19 "Interconnection Facilities" - means all equipment which is constructed, owned, operated, or maintained by or for Georgia Power, as such are generally identified and described in Appendix B, (including without limitation, equipment for connection, switching, transmission, distribution, protective relaying and safety) that, in Georgia Power's reasonable judgment, is required to be installed for the delivery of electric energy onto the Georgia Power Electric System on behalf of Generator and for the receipt by Generator of electric service in accordance with Section 2.6 hereof.

                  1.1.20 "Interconnection Facility Upgrades" - means all equipment to be located on the Georgia Power Electric System at or beyond the Interconnection Point which is constructed, owned, operated, or maintained by or for Georgia Power, as such are generally identified and described in Appendix C, (including without limitation, equipment for connection, switching, transmission, distribution, protective relaying and safety) that, in Georgia Power's reasonable judgment, is required to be installed for the safe parallel operation of the Facility and the delivery of electric energy at the Interconnection Point onto the Georgia Power Electric System on behalf of Generator and for the receipt by Generator of electric service in accordance with Section 2.6 hereof.

                  1.1.21 "Interconnection Point" - means the point of interconnection of Generator's Facility to the Georgia Power Electric System as defined in the Specifications to this Agreement set forth in Appendix B.

                  1.1.22 "Interconnection Procedures" - means the procedures for interconnection and operations set forth in Appendix A.

                  1.1.23 "Interconnection Service" - means the services provided by Georgia Power to Generator to safely and reliably interconnect Generator's Facility to the Georgia Power Electric System and receive electric energy and capacity from the Facility at the Interconnection Point pursuant to the terms of this Agreement and, if applicable, the Tariff.

                  1.1.24 "Interest Rate" - means the prime rate of interest as published from time to time in the Wall Street Journal or comparable successor publication.

                  1.1.25 "kW" - means kilowatts. In addition, "MW" may be used to mean megawatts, which are 1000 kilowatts.

                  1.1.26 "kWh" - means kilowatt-hours. In addition, "MWh" may be used to mean megawatt-hours, which are 1000 kilowatt-hours.

                  1.1.27 "Legal Requirement" - means any law, code, statute, regulation, rule, ordinance, treaty, judgment, injunction, order or other legally binding announcement, directive, published practice or requirement enacted, issued or promulgated by a Governmental Authority having jurisdiction


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over the matter in question, which is valid and applicable to the matter in question at the time of the Effective Date or anytime thereafter during the Term of this Agreement.

                  1.1.28 "Lien" - means any and all liens, mortgages, encumbrances, pledges, claims, leases, charges and security interests of any kind.

                  1.1.29 "Month" - means a calendar Month, or such other period as may be mutually agreed by the Parties. "Monthly" has a meaning correlative to that of Month.

                  1.1.30 "Monthly Administration Charge" - for a particular Month of the Term, means the Monthly amount to be paid by Generator to Georgia Power as set forth in Section 9.

                  1.1.31 "NERC" - means the North American Electric Reliability Council, including any successor thereto and subdivisions thereof.

                  1.1.32 "Party" or "Parties" - means either Georgia Power or Generator or both.

                  1.1.33 "Permitted Financing Assignee" - shall have the meaning ascribed to it in Section 16.1 hereof.

                  1.1.34   "Permitted Liens" -  means:

                           (a) any Lien on this Agreement and/or Georgia Power's
                  rights, obligations, title or interest in, to and under this Agreement pursuant to that certain First Mortgage Bond Indenture from Georgia Power to The Chase Manhattan Bank, Trustee, dated as of March 1, 1941, or pursuant to any other mortgage or security agreement as heretofore and hereafter amended (the "Indenture");

                           (b) any Lien for taxes, assessments or other
                  governmental charges which are not delinquent or the validity of which is being contested in good faith by appropriate proceedings diligently prosecuted so long as appropriate reserves are maintained in respect of such taxes, assessments or charges; and

                           (c) attachments, judgments and other similar Liens
                  arising in connection with court proceedings, provided that within sixty (60) Days of the attachment thereof (but not less than five (5) Days prior to any execution or sale pursuant thereto), the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being contested in good faith and by appropriate proceedings so long as any material risk of liability is covered by a bond, or appropriate reserves are maintained in respect of such proceedings.

                  1.1.35 "Person" - means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, trustee(s) of a trust, unincorporated organization, or any federal, state, county, municipal or regional governmental authority, agency, board, body, instrumentality or court.



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                  1.1.36 "Persons Indemnified" - means, when used with respect to a Party, collectively or individually (as the context might indicate), the Party, the Party's Affiliates and permitted successors and assigns, and the directors, officers, representatives, agents and employees of each of them.

                  1.1.37 "Qualified Person" - shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, trustee(s) of a trust, unincorporated organization, or any federal, state, county, municipal or regional governmental authority, agency, board, body, instrumentality or court who is an owner or operator of transmission facilities, or belongs to a regional transmission organization.

                  1.1.38 "Quarter" - means for each year of the Term four distinct time periods for planning and budgeting purposes comprised of January through March, April through June, July through September, and October through December. "Quarterly" has a meaning correlative to that of Quarter. In the event that this Agreement becomes effective during any Quarter, the obligations herein that arise on a Quarterly basis shall begin in the Quarter immediately following the initial Effective Date of this Agreement.

                  1.1.39 "Quarterly Estimated Construction Cost" - shall have the meaning set forth in Section 5.6.1.

                  1.1.40 "SERC" - means the Southeastern Electric Reliability Council, including any successor thereto and subdivisions thereof.

                  1.1.41 "Southern Companies" - means, collectively, the electric utility operating company subsidiaries of Southern Company engaged in common dispatch and control of generating resources within the Southern Company Control Area, currently including Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, Savannah Electric and Power Company, and Southern Power Company.

                  1.1.42 "Southern Company Control Area" - means that electric system of the Southern Companies that has been recognized by NERC and SERC as a control area.

                  1.1.43 "Specifications" - mean the interconnection specifications provided in Appendix B to this Agreement, which are attached hereto and incorporated herein by reference.

                  1.1.44 "Tariff" - means Southern Companies Open Access Transmission Tariff or a successor arrangement that governs transmission and interconnection services on the transmission facilities of Georgia Power.

                  1.1.45 "Term" - means the duration of this Agreement as specified in Section 3.1.

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                       SECTION 2: INTERCONNECTION SERVICE

         2.1 Service. Georgia Power shall supply Generator with Interconnection Service at the Interconnection Point for the Facility in accordance with and for the Term of this Agreement. Interconnection Service does not include transmission delivery service beyond the Interconnection Point. Neither Georgia Power nor any of its Affiliates shall have any obligation under this Agreement to purchase any power from the Facility, it being the intent and understanding of the Parties that Generator shall be responsible for its power sales to third parties.

         2.2      Facility.  The Facility is located in Lee County, Alabama.
                  --------

         2.3 Permits. Generator shall obtain and maintain, at its sole expense, any and all governmental permits, certificates or authorizations that Generator is required to obtain and maintain for the performance of its obligations under this Agreement. Georgia Power shall obtain and maintain any and all permits, certificates or authorizations that are required for the construction, operation, maintenance, and testing of the Interconnection Facilities, the expense of which shall be paid by Generator in accordance with Section 5.

         2.4      Easements and Access Rights.
                  ---------------------------

                  2.4.1 To the extent that Generator has any such rights, Generator shall convey to Georgia Power at no cost to Georgia Power any and all rights of way and easements, including adequate and continued access rights to property of Generator necessary to provide Interconnection Service to Generator. Generator agrees that such parcel, rights of way, and easements shall survive termination or expiration of this Agreement, if and to the extent necessary for the continued use or the removal of the Interconnection Facilities. Such easements and access rights are specifically intended to permit Georgia Power to install, operate, maintain, replace and/or remove the Interconnection Facilities.

                  2.4.2 Upon reasonable advance notice given to Generator, representatives of Georgia Power (as the transmission asset owner) shall at all reasonable times have access to the Generator's Interconnection Equipment and to property owned or controlled by Generator to the extent necessary in order to:
(i) inspect, maintain, and test meters and other Georgia Power equipment; (ii) interconnect, disconnect (in accordance with Section 3), monitor, or measure energy generated by the Facility; (iii) inspect the operation, maintenance or testing of the Generator's Interconnection Equipment; or (iv) take such other action as may be reasonably necessary to exercise Georgia Power's rights under this Agreement. Georgia Power shall take reasonable steps to ensure such access does not materially interfere with the operations, maintenance or testing of the Facility, and that Georgia Power's use of such property complies with Legal Requirements with respect to the Facility as well as with Generator's reasonable policies and procedures applicable to the Facility, including those regarding safety. Generator shall cooperate in such physical inspections of the Generator's Interconnection Equipment as may be reasonably required by Georgia Power. Georgia Power's technical review and inspection of the Generator's Interconnection Equipment shall not be construed as endorsing the design thereof nor as any warranty of the safety, durability or reliability of the Facility.


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


                  2.4.3 To the extent that Georgia Power has any such rights, Georgia Power agrees to furnish at no cost to Generator any necessary licenses or other access rights to permit Generator to construct, connect, operate and maintain its facilities located in Georgia Power's substation or to otherwise fulfill its obligations under this Agreement. After the Interconnection Facilities are energized, such access rights for Generator's facilities located inside the substation shall be exercised by Generator only with supervision by Georgia Power. Generator shall provide to Georgia Power reasonable notice under the circumstances of a request for such supervised access to the substation, and Georgia Power and Generator shall mutually agree upon the date and time of such supervised access, such agreement not to be unreasonably withheld. In addition to the aforementioned requirement, in exercising such access rights, Generator shall not unreasonably disrupt or interfere with normal operations of Georgia Power's business and shall act consistent with Good Utility Practice.

         2.5 Interconnection Point. Georgia Power shall establish and maintain the Interconnection Point, as described in Appendix B to this Agreement.

         2.6 Station Service Arrangements. Generator is responsible for making all appropriate arrangements for station service requirements. Generator must demonstrate, to Georgia Power's reasonable satisfaction, that it has adequate arrangements in place to supply its station service requirements. If Generator supplies its running station service on Generator's side of the Interconnection Point, then energy consumed and demand requirements are deemed to be netted from Generator's capability. In this same arrangement, starting station service energy is also assumed to be netted out of energy delivered to the Interconnection Point.

         2.7 Generator Balancing Service Arrangements. Generator is responsible for ensuring that its actual generation matches its scheduled delivery, on an integrated clock hour basis (in whole MW), to the Georgia Power Electric System at the Interconnection Point. Generator shall make arrangements for the supply of energy and/or capacity when there is a difference between the actual generation and the scheduled delivery. Generator may satisfy its obligation for making such generator balancing service arrangements by: (a) obtaining such service from another entity that (i) has generating resources within the Southern Company Control Area, (ii) agrees to assume responsibility for providing generator balancing service to the Generator and (iii) has a control area coordination services agreement with the Southern Companies that addresses generator balancing service for all generating resources for which the entity is responsible; (b) committing sufficient additional unscheduled generating resources to the control of and dispatch by the Southern Company Control Area that are capable of supplying any capacity and energy not supplied by the scheduled resource and entering into a control area coordination services agreement with the Southern Company Control Area operator that addresses generator balancing service obligations; (c) entering into an arrangement with another NERC-approved control area to dynamically schedule the Generator's Facility out of the Southern Company Control Area and into such other control area; (d) entering into a generator balancing service agreement with Southern Companies pursuant to their Generator Balancing Service Tariff on file with FERC; or (e) in the event the load/generation balancing function of the control area in which Georgia Power is a participant is provided by an entity other than Southern Companies, by entering into an alternate arrangement with such control area service provider.


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


         2.8 Interconnection Procedures. When the Facility is operated as part of the Southern Company Control Area, Generator shall comply with the Interconnection Procedures (Appendix A) for the Facility at all times. When the Facility is not operated as part of the Southern Company Control Area, the Operating Committee shall determine which (if any) of the Interconnection Procedures are not applicable.

         2.9 Interconnected Operation Services. Generator retains any right it may have to pursue compensation for the provision of interconnected operation services by making a filing with FERC. Georgia Power retains any right it may have to support or oppose such filing.

         2.10 Control Area Operations. Nothing in this Agreement shall obligate Generator to operate the Facility as a part of the Southern Company Control Area.

         2.11 Inadvertent Flow. Generator is not a transmission provider; and Georgia Power shall have no obligation under this Agreement to pay Generator any charge for flows of electric power and/or energy through Generator's Interconnection Equipment.

                 SECTION 3: TERM, TERMINATION AND DISCONNECTION

         3.1 Term. This Agreement shall become effective on the Effective Date and shall continue in effect for a period of forty (40) years from the initial Effective Date unless terminated earlier by mutual written agreement of the Parties or otherwise pursuant to the provisions of this Agreement subject to any applicable Legal Requirement, and shall continue thereafter until terminated by either Party on at least one (1) year's notice.

         3.2      Default.
                  -------

                  3.2.1 A Party shall be in "Default" under this Agreement, if:
(i) the Party fails to comply with any material term or condition of this Agreement; (ii) any material representation or warranty of the Party made pursuant to this Agreement shall prove to be false or misleading in any material respect when made or deemed made; or (iii) Generator makes an assignment for the benefit of Generator's creditors, or voluntary or involuntary proceedings in bankruptcy are instituted seeking to adjudge Generator a bankrupt, or if Generator be adjudged a bankrupt, or if Generator's affairs are placed in the hands of any court for administration.

                  3.2.2 This Agreement may be terminated by either Party, upon written notice, if the other Party is in Default hereunder and such Party (or its Permitted Financing Assignee) has not cured such breach within thirty (30) Days following written notice of such breach to the other Party. Provided, however, that in the event the Default is not capable of being cured within thirty (30) Days, the Agreement shall not be terminated if the Party in Default (or its Permitted Financing Assignee) has begun in good faith taking actions to cure within thirty (30) Days following such written notice and diligently proceeds to completion.

                  3.2.3 In the event of a Default by either Party and subject to that Party's right to cure, the non-defaulting Party may pursue any and all judicial and administrative remedies and relief available to it.

         3.3 Permanent Disconnection. Upon termination of this Agreement (whether due to the expiration of the Term or due to a Default as described in Section 3.2), Georgia Power may permanently disconnect the Facility from the Georgia Power Electric System in accordance with Good Utility Practices.

         3.4      Temporary Disconnection.
                  -----------------------

                  3.4.1. Georgia Power (as transmission asset owner) may, consistent with Good Utility Practice and on a non-discriminatory basis, direct that the Facility be temporarily disconnected from the Georgia Power Electric
System: (i) during an Emergency; (ii) if the operation and output of the Facility do not meet the requirements of this Agreement (even if Generator has commenced actions to cure such Default) and such condition could materially adversely affect the safe and reliable operation of the Georgia Power Electric System; (iii) if an inspection of the Facility reveals a hazardous condition, lack of scheduled maintenance or testing, or an operating characteristic of the Facility that could materially adversely affect the safe and reliable operation of the Georgia Power Electric System; (iv) if Generator has modified the Facility or interconnection protective devices in a manner that could reasonably be expected to materially adversely affect the safe and reliable operation of the Georgia Power Electric System without the knowledge and approval of Georgia Power; (v) in the event of tampering with, or unauthorized use of, Georgia Power's equipment; (vi) if the operation of Generator's equipment materially adversely affects Georgia Power's equipment or the safe and reliable operation of the Georgia Power Electric System; or (vii) if necessary to construct, install, maintain, repair, replace, remove, investigate, inspect or test any part of the Interconnection Facilities or the transmission facilities of Georgia Power, in accordance with Section 15.2.4.

                  3.4.2 In the event of the occurrence of any of the conditions described in Section 3.4.1, Georgia Power shall give as much advance notice as practicable under the circumstances of the need for disconnection of the Facility to employees of Generator designated from time to time by Generator to receive such notice. Upon receipt of notice directing disconnection, Generator shall carry out the required action. Where circumstances do not permit such advance notice to Generator or Generator's employees, Georgia Power may disconnect the Facility from the Georgia Power Electric System without such notice in accordance with Good Utility Practices. Georgia Power shall reconnect the Facility as soon as reasonably practicable following the cessation or remedy of the event that led to the temporary disconnection. The Parties agree to cooperate and coordinate with each other to the extent necessary in order to restore the Facility, Interconnection Facilities, and the Georgia Power Electric System to their normal operating state.

                  3.4.3 Generator shall bear any direct cost incurred by Georgia Power as a result of any disconnection or reconnection caused by Generator's negligence, intentional wrongdoing, or breach of this Agreement, whether by affirmative act or omission of Generator. Georgia Power shall bear any direct cost incurred by Generator as a result of any disconnection or reconnection caused by Georgia Power's negligence, intentional wrongdoing, or breach of this Agreement, whether by affirmative act or omission of Georgia Power.

                  3.4.4 Generator reserves the right, in its sole discretion, to isolate or disconnect its Facility from the Georgia Power Electric System.

         3.5 Survival of Rights. Upon termination or expiration of this Agreement, the Parties shall be relieved of their obligations under this Agreement except for the following obligations which shall survive termination or expiration: (i) the obligation to pay each other all amounts then owed and not paid under this Agreement; (ii) obligations arising from action or inaction during the period the Agreement was in effect under the indemnities provided for in this Agreement; and (iii) any other obligations which the Agreement specifically indicates shall survive termination or expiration.

                 SECTION 4: OPERATION AND MAINTENANCE OF GENERATOR'S FACILITY

         4.1 General Standards. During the Term, Generator shall have the sole responsibility to, and at its sole expense shall manage, control, operate and maintain the Facility in accordance with Good Utility Practices and the requirements set forth in this Agreement. Generator shall operate its generating equipment in parallel with the Georgia Power Electric System in accordance with the operating procedures in Appendix A to this Agreement and those established by the Operating Committee in accordance with Section 15 and in accordance with the requirements of the NERC-recognized control area in which the Facility operates. All wiring, apparatus and other equipment necessary to receive or deliver electric energy on Generator's side of the Interconnection Point shall be supplied, maintained and operated by and at the expense of Generator.

         4.2 Maintenance and Operation. Generator shall maintain and operate the Facility in accordance with Good Utility Practices. Generator shall not, without Georgia Power's prior written approval (which shall not be unreasonably withheld or delayed), make any change to its Facility which might adversely affect the operation of the Georgia Power Electric System.

           SECTION 5: INTERCONNECTION FACILITIES AND INTERCONNECTION
                                FACILITY UPGRADES

         5.1   Interconnection Facilities and Interconnection Facility Upgrades.
              ----------------------------------------------------------------

                  5.1.1 Georgia Power shall design, procure, install, and own the Interconnection Facilities and Interconnection Facility Upgrades needed for Georgia Power to provide Interconnection Service to Generator. Georgia Power shall be responsible for acquiring all necessary real property rights, easements, licenses, and rights of way and for determining the need for, and the design, construction, installation, operation, maintenance and testing of any equipment that may be required for Interconnection Service in a manner consistent with Good Utility Practices, the Interconnection Procedures and the requirements set forth in this Agreement. Such equipment has been identified and set forth in Appendices B, C and D. All Interconnection Facilities and

Interconnection Facility Upgrades shall be and remain the property of Georgia Power. Georgia Power's obligations hereunder are dependent upon its securing and retaining the necessary rights, easements, privileges, franchises, permits and equipment for meeting such obligations; provided, however, that Georgia Power shall exercise reasonable efforts to secure and retain for the Term of this Agreement those rights, easements, privileges, franchises, permits and equipment.

                  5.1.2 Following commencement of commercial operation of the Facility and throughout the Term, Georgia Power shall be responsible for determining the need for, and the design, construction, installation, operation, maintenance and testing of any equipment that may be required for Interconnection Service in a manner consistent with Good Utility Practices, the Interconnection Procedures and the requirements set forth in this Agreement.

         5.2 Costs of Interconnection Facilities and Interconnection Facility Upgrades. To the extent consistent with FERC policy, Generator shall be responsible for, and shall reimburse Georgia Power for, all costs and expenses reasonably incurred by or on behalf of Georgia Power in connection with the planning, design, construction, installation, testing, inspection, ownership, operation and maintenance of all or any part of the Interconnection Facilities and Interconnection Facility Upgrades during the Term of this Agreement.

         5.3      [Reserved].
                  ----------

         5.4 Payment of Cost of On-Going Maintenance and Operation of the Interconnection Facilities.

                  5.4.1 Georgia Power shall operate and maintain the Interconnection Facilities in accordance with Good Utility Practices and in a non-discriminatory manner.

                  5.4.2 Georgia Power shall develop an estimate of all costs and expenses to be paid by Generator for the operation and maintenance of the Interconnection Facilities on an annual basis and provide the annual estimate to Generator at least eight (8) weeks before December 31 of each year. Generator shall pay one-twelfth (1/12) of such estimated costs each Month in accordance with Section 10. In addition, Generator shall pay its pro rata share of all costs reasonably incurred by Georgia Power (excluding any such costs reimbursed to Georgia Power through insurance proceeds) to repair and restore the Interconnection Facilities caused by any Force Majeure Event upon receipt of an invoice in accordance with Section 10.

                  5.4.3 Georgia Power shall true-up this estimate to Georgia Power's actual costs and expenses within a reasonable period of time after such actual costs and expenses are known but not less often than annually. In the event that the actual costs and expenses to be paid by Generator under this
Section 5.4 are more or less than Georgia Power's initial estimate, the difference (either a credit or an additional charge) shall be reflected on a subsequent invoice.

         5.5 Care of Equipment. Generator shall exercise care in accordance with Good Utility Practices to protect the Interconnection Facilities located on

Generator's premises, and agrees to pay the cost of repairs or replacement in the event of loss or damage to the Interconnection Facilities arising from the failure of Generator to properly protect those Interconnection Facilities in accordance with Good Utility Practices.

         5.6 Payment of Costs of Interconnection Facilities and Interconnection Facility Upgrades.

                  5.6.1 Generator shall pay Georgia Power in advance for the costs incurred related to the installation and construction of the Interconnection Facilities and Interconnection Facility Upgrades. Georgia Power shall develop a quarterly payment schedule that shall be based upon (i) the estimated costs to be incurred by Georgia Power in the installation and construction of the Interconnection Facilities and Interconnection Facility Upgrades, and (ii) the time periods that Georgia Power estimates that such costs will be incurred by Georgia Power ("Quarterly Estimated Construction Costs"). A current estimate of the Quarterly Estimated Construction Costs and the projected payment schedule is attached as Appendix E. Georgia Power may revise the schedule from time to time to more accurately reflect more current estimates of costs and/or to incorporate any needed true-up of estimated costs to actual costs. Georgia Power shall obtain authorization to proceed prior to proceeding with planning, construction, installation or testing of the Interconnection Facilities. Generator shall pay such estimated costs as specified in the payment schedule in accordance with Section 10. Generator shall have the right to approve any deviation in the scope of the work if such deviation would result in an estimated increase of ten percent (10%) or more over the estimated costs. In no event shall Georgia Power collect from Generator any estimated payment for any costs unless Georgia Power reasonably expects to actually incur such costs during the forthcoming Quarter.

                  5.6.2 During the construction of the Interconnection Facilities and Interconnection Facility Upgrades, Georgia Power shall true-up the estimated payments to Georgia Power's actual costs and expenses within a reasonable period of time after such actual costs and expenses are known but not less often than annually. In the event that the actual costs and expenses to be paid by Generator are more or less than Georgia Power's estimate, the difference (either a credit or additional charge) shall be reflected on a subsequent invoice. Georgia Power shall issue a final cost report within one hundred twenty
(120) Days of the Facility's commercial operation date. The final report shall set forth in reasonable detail the actual costs of the Interconnection Facilities and Interconnection Facility Upgrades and shall true-up the estimated payments to actual costs. To the extent that the final, actual costs that are Generator's cost responsibility under this Agreement exceed the estimated costs already paid by Generator, Georgia Power shall invoice Generator in accordance with Section 10.1. To the extent that the estimated costs already paid by Generator exceed the final, actual costs that are Generator's cost responsibility under this Agreement, Georgia Power shall refund to Generator an amount equal to the difference within twenty (20) Days of the issuance of the final cost report.

                  5.6.3 Georgia Power shall inform Generator on a monthly basis, and at such other times as Generator reasonably requests, of the status of the construction and installation of the Interconnection Facilities and Interconnection Facility Upgrades, including, but not limited to, the following information: progress to date; a description of scheduled activities for the next period; the delivery status of all equipment ordered; and the identification of any event which Georgia Power reasonably expects may delay construction of, or increase the cost of, the Interconnection Facilities and Interconnection Facility Upgrades.

                  5.6.4 Suspension of Work. Generator reserves the right, upon written notice to Georgia Power, to suspend at any time all work by Georgia Power associated with the construction and installation of the Interconnection Facilities and Interconnection Facility Upgrades. In such event, Generator shall be responsible for the costs which Georgia Power (i) has incurred prior to the suspension to the extent such costs previously were authorized by Generator and
(ii) reasonably incurs in suspending such work, including without limitation, the costs incurred to ensure the safety of persons and property and the integrity of the Georgia Power Electric System and the costs incurred in connection with the cancellation of material and labor contracts, provided such cancellation has been authorized by Generator. Georgia Power will invoice Generator pursuant to Section 10.1 and agrees to use reasonable efforts to minimize its costs. If, after such suspension, Generator does not provide Georgia Power with written notice to proceed within 365 Days after the notice of suspension, this Agreement shall be deemed terminated. If this Agreement is deemed terminated, Generator shall be responsible for costs reasonably incurred in winding up such work and the costs incurred in connection with the cancellation of material and labor contracts, to the extent to which Generator has not already reimbursed Georgia Power for such costs. Any non-returnable equipment that has not already been installed by Georgia Power shall become the property of Generator "as is" upon payment of Georgia Power's costs.

         5.7 Credits for Interconnection Facility Upgrades. Generator, Generator's marketing agent, or Generator's customers will be responsible for arranging for the transmission service necessary for deliveries from the Facility across the Georgia Power transmission system. For all revenues Georgia Power receives under the Tariff for transmission service, not including ancillary services, (a) reserved with the Facility designated as the source, or
(b) from the Facility on the Georgia Power transmission system under a Tariff transmission service agreement, Georgia Power shall credit Generator in an amount equal to the equivalent point-to-point transmission service rate based on the kW of capacity reserved or on the kWh delivered on a dollar-for-dollar basis applied to Generator's total monthly bill for services, until such time as the cost of Georgia Power's Interconnection Facility Upgrades that has been previously paid by Generator to Georgia Power, has been fully offset, after which time such offset or credits shall no longer apply. Any said credit shall be separately identified by Georgia Power and applied monthly against charges due Georgia Power from Generator (if any), or paid directly to Generator to the extent that no charges are due Georgia Power from Generator for such month either because: (i) Generator has not entered into a transmission service agreement with Georgia Power, or (ii) the total amount of said credits due Generator for the month exceeds charges due Georgia Power from Generator. Any credits provided to Generator hereunder shall reflect interest on monies paid by Generator to Georgia Power for Interconnection Facility Upgrades from the date paid until the date the credit is applied. Such interest shall be calculated consistent with FERC requirements.

                    SECTION 6: LIABILITY AND INDEMNIFICATION

         6.1 Remedies for Breach. Subject to Section 6.2, either Party shall be liable to the other for any loss resulting directly from any breach of this Agreement and which at the time of the breach was a reasonable foreseeable consequence of such breach.

         6.2 Limitation of Liability. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER PARTY NOR ITS PERSONS INDEMNIFIED SHALL BE LIABLE TO THE OTHER PARTY OR ITS PERSONS INDEMNIFIED FOR ANY CLAIMS, SUITS, ACTIONS OR CAUSES OF ACTION FOR INCIDENTAL, PUNITIVE, SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES IN THE CHARACTER OF LOSS OF PROFITS OR REVENUES, DAMAGES SUFFERED BY GENERATOR'S OR GEORGIA POWER'S CUSTOMERS DUE TO SERVICE INTERRUPTIONS, OR COST OF CAPITAL) CONNECTED WITH, RELATING TO, OR ARISING OUT OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY SUCH DAMAGES WHICH ARE BASED UPON CAUSES OF ACTION FOR BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE AND MISREPRESENTATION), BREACH OF WARRANTY, STRICT LIABILITY OR OTHERWISE. THE PROVISIONS OF THIS SECTION 6.2 SHALL APPLY REGARDLESS OF FAULT AND SHALL SURVIVE TERMINATION, CANCELLATION, SUSPENSION, COMPLETION, OR EXPIRATION OF THIS AGREEMENT.

         6.3 No Liability for Other Party's Responsibilities. Neither Party nor its Persons Indemnified assumes any obligation or responsibility of any kind with respect to the other Party's equipment, including, without limitation, obligation or responsibility with respect to the condition or operation of said equipment, except for Generator's obligations and responsibilities hereunder for the Interconnection Facilities. Neither Party nor its Persons Indemnified shall be responsible for the transmission, distribution or control of electrical energy on the other Party's side of the Interconnection Point.

         6.4 Responsibility for Property. Each Party shall be responsible for all physical damage to or destruction of, or any personal injury or death associated with, the property, equipment and/or facilities owned by it and located on its premises, regardless of who brings the claim and regardless of who caused the damage, and shall not seek recovery or reimbursement from the other Party or its Persons Indemnified for such damage, except in cases of the sole negligence or intentional wrongdoing by the other Party or its Persons Indemnified. Without limiting the generality of the foregoing, neither Party nor its Persons Indemnified shall be liable for damages or injury arising out of or resulting from the simple failure (i.e., failure of a device not caused by breach of contract, negligence or intentional wrongful act) of protective devices (e.g., circuit breakers).

         6.5      Indemnification.
                  ---------------

                  6.5.1 Generator shall at all times indemnify, defend, and hold harmless Georgia Power and its Persons Indemnified from and against any and all damages, losses, claims, including claims and actions involving injury to or death of any person or damage to property, demands, suits, recoveries, costs and expenses, court cost, attorney fees, and all other obligations, arising out of or resulting from (i) the Generator's breach of its obligations under this Agreement or intentional wrongful act, or (ii) misuse, damage to or destruction of Georgia Power's property properly located, pursuant to this Agreement, on premises owned, leased or controlled by Generator, except in cases of sole negligence or intentional wrongdoing by Georgia Power or its Persons Indemnified, or (iii) activities on Generator's property, except in the case of sole negligence or intentional wrongdoing by Georgia Power or its Persons Indemnified.

                  6.5.2 Georgia Power shall at all times indemnify, defend, and hold harmless Generator and its Persons Indemnified from and against any and all damages, losses, claims, including claims and actions involving injury to or death of any person or damage to property, demands, suits, recoveries, costs and expenses, court cost, attorney fees, and all other obligations, arising out of or resulting from (i) Georgia Power's breach of its obligations under this Agreement or intentional wrongful act, or (ii) misuse, damage to or destruction of Generator's property located, pursuant to this Agreement, on premises owned, leased, or controlled by Georgia Power, except in cases of sole negligence or intentional wrongdoing by the Generator or its Persons Indemnified, or (iii) activities on Georgia Power's property, except in the case of sole negligence or intentional wrongdoing by Generator or its Persons Indemnified.

      SECTION 7: METERING, DATA ACQUISITION, AND RELATED PROTECTION EQUIPMENT

         7.1      Metering.
                  --------

                  7.1.1 Generator shall be responsible for the purchase, installation, operation, maintenance, repair and replacement of all metering equipment necessary to provide information regarding power flow and voltage conditions at the Interconnection Point. All metering equipment of Generator shall conform to Good Utility Practices. Prior to its installation, Georgia Power and Generator shall review the metering equipment to ensure conformance with Good Utility Practices and Generator shall maintain the metering equipment in conformance with Good Utility Practices throughout the Term. The metering equipment described herein does not include station service metering equipment.

                  7.1.2 Electric capacity and energy received by the Georgia Power Electric System from Generator shall be measured by meters installed at the Interconnection Point. If and to the extent Generator's meters are not physically located at the Interconnection Point, the metered amount of energy shall be adjusted for losses as mutually agreed from the point of metering to the Interconnection Point in accordance with Good Utility Practices. Any Party performing such a study to determine the loss adjustment shall provide a copy to the other Party.

                  7.1.3 Generator shall provide, as required by Good Utility Practices and requested by Georgia Power, real-time telemetered load signals of its energy delivered to the Interconnection Point. Generator shall also read the meters owned by it and shall furnish to Georgia Power all meter readings and other information reasonably required for operations and for billing purposes under this Agreement. Such information shall remain available to Georgia Power for one (1) year or such longer period as may be required by any Legal Requirement.

                  7.1.4 The Parties agree that the meter readings provided by the Generator to Georgia Power, under normal circumstances, shall be used as the official measurement between the Parties of the amount of capacity and energy delivered from the Facility to the Interconnection Point.

                  7.1.5 Any time during the Term and after initial acceptance of the accuracy of Generator's telemetered information, if telemetered information is unavailable to Georgia Power, for any reason, the Generator shall provide integrated hourly meter readings to Georgia Power each hour until telemetry is returned to service in conformance with Good Utility Practices and Section 7.1.2.

         7.2      Data Acquisition and Protection Equipment.
                  -----------------------------------------

                  7.2.1 Generator shall be responsible for the purchase, installation, operation, maintenance, repair and replacement of all data acquisition equipment, protection equipment, and any other associated equipment and software, which may be reasonably required at any time during the Term by either Party for Generator to operate its facilities in parallel with Georgia Power. Such equipment shall conform to Good Utility Practices. Prior to its installation, Georgia Power and Generator shall review the equipment and software required by this Section 7 to ensure conformance with Good Utility Practices.

                  7.2.2 The selection of real time telemetry and data to be received by Georgia Power and Generator shall be at the reasonable discretion of Georgia Power, as deemed by Georgia Power necessary for reliability, security, revenue metering, and/or monitoring of the Facility's operations in conformance with Good Utility Practices. This telemetry includes, but is not limited to, voltages, generator output (MW, MVAR, and MWh) at the Interconnection Point and breaker status. Georgia Power shall provide to Generator real time telemetry of Georgia Power's breaker status. To the extent telemetry is required, Generator shall, at its own expense, install any telemetering equipment, data acquisition equipment, or other equipment and software necessary at the Facility for the telemetry of information to Georgia Power.

                  7.2.3 Generator shall be responsible for the reasonable cost that Georgia Power incurs in making any computer modifications or changes to Georgia Power's facilities or equipment necessary to implement this Section 7.

         7.3 Payment of Cost of Metering, Data Acquisition, and Related Protection Equipment.

                  7.3.1 Prior to the commencement of Interconnection Service under this Agreement, Georgia Power shall develop and provide Generator an estimate of all costs and expenses that may be incurred by Georgia Power in connection with the installation of equipment and software under Sections 7.1 and 7.2. Georgia Power shall obtain Generator's consent thereto prior to proceeding with activities in connection with Sections 7.1 and 7.2. Generator shall pay such estimated costs in accordance with Section 10.

                  7.3.2 Georgia Power shall true-up this estimate to Georgia Power's actual costs and expenses within a reasonable period of time after such actual costs and expenses are known but not less often than annually. In the event that the actual costs and expenses to be paid by Generator to Georgia Power under Section 7.1 and 7.2 are more or less than Georgia Power's initial estimate, the difference (either a credit or an additional charge) shall be reflected on a subsequent invoice.

         7.4 Care of Equipment. Generator shall exercise care in accordance with Good Utility Practices to protect all equipment of Georgia Power located on Generator's premises, and agrees to pay the cost of repairs or replacement in the event of loss or damage to such equipment arising from the failure of Generator to properly protect such equipment in accordance with Good Utility Practices.

         7.5      Inspection and Testing.
                  ----------------------

                  7.5.1 Meters, data acquisition, and related protection equipment at Generator's Interconnection Point shall be tested at least biennially by Generator in accordance with the provisions for meter testing as established in American National Standard Institute Code for Electricity Metering (ANSI) Standard C12.16 for Solid State Electricity Meters, as the same may be updated from time to time. Representatives of each Party shall be afforded an opportunity to witness such tests.

                  7.5.2 Generator shall, upon the reasonable request of Georgia Power, test its meters and data acquisition equipment at the Interconnection Point used for determining the receipt or delivery of capacity and energy by Georgia Power. In the event a test shows such equipment to be inaccurate, Generator shall make any necessary adjustments, repairs or replacements thereon.

         7.6 Inaccuracies. If the metering fails to register, or if the measurement made by a metering device is found upon testing to vary by more than one percent (1.0%) from the measurement made by the standard meter used in the test, an adjustment shall be made correcting all measurements of energy made by the metering during (i) the actual period when inaccurate measurements were made by the metering, if that period can be determined to the mutual satisfaction of the Parties, or (ii) if the actual period cannot be determined to the mutual satisfaction of the Parties, one-half of the period from the date of the last test of the metering to the date such failure is discovered or such test is made (such period herein the "Adjustment Period"). If the Parties are unable to agree on the amount of the adjustment to be applied to the Adjustment Period, the amount of the adjustment shall be determined (a) by correcting the error if the percentage of error is ascertainable by calibration, tests or mathematical calculation, or (b) if not so ascertainable, by estimating on the basis of deliveries under similar conditions during the period since the last test. In the event Generator's metering equipment is found to be insufficiently reliable and/or inaccurate during any consecutive three (3) Month period, Georgia Power shall have the right to install suitable metering equipment at the Interconnection Point for the purpose of checking the meters installed by Generator, and Generator shall pay all costs related to such metering equipment.

             SECTION 8: INITIAL SYNCHRONIZATION AND FACILITY TESTING

         8.1 Facility Evaluation Based on Actual Equipment Data. Generator agrees to provide updated application data ("actual equipment data") to Georgia Power that reflects information provided by equipment manufacturers for the actual equipment purchased by Generator for this Facility, as soon as it is available, but not later than ninety (90) Days prior to Initial Synchronization Date. Georgia Power agrees to review the actual equipment data to identify any adverse impacts to Georgia Power's Electric System caused by any material change in the Facility's operation and performance specifications that were not reasonably identifiable in studies performed using Generator's application data as initially provided. In the event any such adverse impacts are identified, Generator is responsible for modifying its equipment to eliminate such identified adverse impacts.

         8.2 Implementation of Control and Operating Procedures. At least forty-five (45) Days prior to the Initial Synchronization Date, Generator and Georgia Power will: (a) jointly review the Control and Operating Procedures as developed by the Operating Committee, under Section 15 of this Agreement; (b) develop a training schedule for Facility and Georgia Power personnel under the Control and Operating Procedures; and (c) install and verify that communication links are complete for: (i) data telemetry, (ii) voice communications between Generator's Facility and Georgia Power's Transmission System control centers, and (iii) the transmittal of Facility and transmission system information on the Southern Company Generator Information Network.

         8.3 Facility Inspection. Consistent with Good Utility Practices and unless otherwise agreed to by the Parties, all Interconnection Facilities shall be complete prior to the initial synchronization of the Facility with the Georgia Power Electric System. Within fifteen (15) Days after written notice is given to Georgia Power by Generator, an inspection shall be performed by Georgia Power to insure the proper installation and operation of the interconnection protective devices. The inspection shall include, without limitation, verification: (a) that the installation of Generator's equipment at the Facility is in accordance with the interconnection study; and (b) of proper voltage and phase rotation.

         8.4 Initial Synchronization. Upon completion of the actions and reviews required under Sections 8.1, 8.2, and 8.3, Generator may request approval for initial synchronization of the Facility with the Georgia Power Electric System. Such request for approval shall be made no less than seven (7) Calendar Days in advance of the date which the Generator proposes for the Initial Synchronization Date. Initial synchronization shall not occur without the prior documented approval of Georgia Power, and such approval shall not be unreasonably withheld. Representatives of Georgia Power shall have the right to be present during the initial synchronization and facility testing. The activities under this Section 8, including without limitation, facility inspection, evaluation of actual equipment data, personnel training, use of Southern Company Generator Information Network, or the granting of approval to Generator for operation of the Facility in parallel with the Georgia Power Electric System shall not serve to relieve Generator of liability for injury, death or damage attributable to the negligence of Generator, and Georgia Power shall not be responsible as a result of such activities.

         8.5 Review of Synchronization Tests. No less than forty-five (45) Days prior to the commercial operation date of the Facility, Generator shall provide Georgia Power copies of all applicable excitation system field test results (including chart recordings and actual data points in electronic form) and field settings, including (if applicable) Power System Stabilizer test results and settings in a format that conforms to the models previously submitted with the original application data. These tests include but are not limited to excitation system open circuit step in voltage tests, and (if applicable) Power System Stabilizer gain margin and phase compensation tests. Excitation system open circuit step in voltage test response chart recordings shall be provided showing generator terminal voltage, field voltage, and field current (exciter field voltage and current for brushless excitation systems) with sufficient resolution such that the change in voltages and currents are clearly distinguishable. The excitation system open circuit step in voltage test data points corresponding to the chart recordings should also be submitted in electronic form. Georgia Power may require that Generator perform more detailed tests if there are significant differences between the excitation system open circuit step in voltage test response and the step response predicted through dynamic simulation of model data. Any problems identified as a result of changes from application data to actual field settings of the excitation system including (if applicable) Power System Stabilizers must be addressed and resolved as soon as practicable by the Generator in order for the Generator to continue to deliver power to the Interconnection Point.

                        SECTION 9: ADMINISTRATION CHARGE

         Generator shall pay Georgia Power a Monthly Administration Charge of $5,000 per Month for all costs and expenses incurred by Georgia Power during such Month in connection with: (i) Georgia Power's administration of this Agreement; (ii) any taxes, assessments or other impositions for which Georgia Power may be liable as a result of any activity undertaken pursuant to this Agreement; (iii) reading meters; and (iv) accounting for capacity and energy flowing into or out of Generator's Facility. Georgia Power may revise the amount of the Monthly Administration Charge on an annual basis by making a filing in accordance with Section 12.3.

                          SECTION 10: PAYMENT PROCEDURE

         10.1 Billing. Bills shall be issued to Generator in accordance with the following procedures:
                  -------

                  10.1.1 Georgia Power shall issue a Quarterly invoice to Generator for the Quarterly Estimated Construction Costs.

                  10.1.2 Georgia Power shall issue a Monthly invoice to Generator for the estimated operation and maintenance charge, administrative charge, and other charges/credits determined pursuant to this Agreement as soon as practicable following the close of each Month.

                  10.1.3 All amounts owing to Georgia Power from Generator shall be due and payable in immediately available funds through wire transfer of funds or other means acceptable to Georgia Power within twenty (20) Calendar Days after the date of Georgia Power's invoice.

         10.2 Failure to Timely Pay. If Generator fails to pay the amount billed by Georgia Power within twenty (20) Calendar Days after the date of Georgia Power's invoice (and such amount is not disputed in accordance with Section 10.6), Georgia Power may, at any time thereafter upon five (5) Business Days written notice, draw upon the letter of credit (or other form of security) of Generator to obtain payment for such invoice, as well as reasonable costs incurred to exercise its rights under this Section. In addition, Georgia Power may, at its option, treat such non-payment as a Default of this Agreement under
Section 3.2 hereof.

         10.3 Interest. Any amount due and payable from Generator to Georgia Power pursuant to this Agreement that is not received by the due date shall accrue interest from the due date at the Interest Rate.

         10.4 Creditworthiness. Generator shall provide and maintain in effect during the Term of this Agreement an unconditional and irrevocable letter of credit (or other form of security reasonably acceptable to Georgia Power, including an appropriate parent security) as security to meet its responsibilities and obligations under this Agreement. The unconditional and irrevocable letter of credit (or other form of security reasonably acceptable to Georgia Power) shall be in the amount of $1,950,000.00 in immediately available funds through wire transfer of funds or other means acceptable to Georgia Power for activities arising prior to commercial operation of the Facility and in the amount of $175,000.00 for activities arising from the date of commercial operation of the Facility. Georgia Power shall be entitled to draw upon such letter of credit for amounts due it under this Agreement if not paid when due in accordance with Section 10.1 and not disputed in accordance with Section 10.6.

         10.5 Audit Rights. Either Party shall have the right, during normal business hours, and upon prior reasonable notice to the other Party to audit each other's accounts and records pertaining to either Party's performance and/or satisfaction of obligations arising under this Agreement within one (1) year from the date of such performance or satisfaction of such obligation, including specifically, but not limited to, delivery of the final cost report as provided in Section 5.7.2. Said audit shall be performed at the offices where such accounts and records are maintained and shall be limited to those portions of such accounts and records that specifically relate to obligations under this Agreement. To the extent such accounts and records contain confidential information, the Parties agree to maintain the confidentiality of such information consistent with Section 17.19 hereof. In the event an audit reveals an improper assignment or allocation of costs or an error in billing, the Parties will make appropriate adjustments (either refunds or additional payments), with interest, within thirty (30) Days.

         10.6 Disputed Bills. In the event of a billing dispute between Generator and Georgia Power, Georgia Power shall not terminate this Agreement, draw on the letter of credit for any disputed amounts, nor disconnect the Facility for failure to pay the disputed amount if Generator (i) continues to make all payments not in dispute and (ii), if requested by Georgia Power, pays into an independent escrow account the portion of the invoice in dispute.

         10.7 No Waiver. Payment of any cost or invoice by Generator will not constitute a waiver of any rights or claims that Generator may have under or relating to this Agreement.

              SECTION 11: REPRESENTATIONS, WARRANTIES AND COVENANTS

         11.1 Generator Representations, Warranties and Covenants. Generator makes the following representations, warranties and covenants as the basis for the benefits and obligations contained in this Agreement:

                  11.1.1 Generator is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, that it is qualified to do business in the State of Georgia and that it has the power and authority to own its properties, to carry on its business as now being conducted and to enter into this Agreement and carry out the transactions contemplated hereby and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement.

                  11.1.2 The execution, delivery and performance by Generator of this Agreement has been duly authorized by all necessary company action, and does not and shall not require any consent or approval of Generator's Board of Directors or members, other than those which have been obtained.

                  11.1.3 The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the provisions of this Agreement, do not and shall not conflict with or constitute a breach of or a default under, any of the terms, conditions or provisions of any Legal Requirement, or any partnership agreement, deed of trust, mortgage, loan agreement, other evidence of indebtedness or any other agreement or instrument to which Generator is a party or by which it or any of its property is bound, or result in a breach of or a default under any of the foregoing.

                  11.1.4 This Agreement is the legal, valid and binding obligation of the Generator and is enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  11.1.5 There is no pending or, to the knowledge of Generator, threatened action or proceeding affecting Generator before any Governmental Authority which purports to affect the legality, validity or enforceability of this Agreement as in effect on the date hereof.

         11.2 Georgia Power Representations, Warranties and Covenants. Georgia Power makes the following representations, warranties and covenants as the basis for the benefits and obligations contained in this Agreement:

                  11.2.1 Georgia Power is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia that it is qualified to do business in the State of Georgia and that it has the corporate power and authority to own its properties, to carry on its business as now being conducted and to enter into this Agreement and carry out the transactions contemplated hereby and perform and carry out all covenants and obligations on its part to be performed under and pursuant to this Agreement.

                  11.2.2 The execution, delivery and performance by Georgia Power of this Agreement has been duly authorized by all necessary corporate action, and does not and shall not require any consent or approval of Georgia Power's Board of Directors or shareholders, other than those which have been obtained.

                  11.2.3 This Agreement is the legal, valid and binding obligation of Georgia Power and is enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                   11.2.4 There is no pending or, to the knowledge of Georgia Power, threatened action or proceeding affecting Georgia Power before any Governmental Authority which purports to affect the legality, validity or enforceability of this Agreement as in effect on the date hereof.

                  11.2.5 Georgia Power covenants to Generator that it will file this Agreement, and any amendments and/or modifications thereto, with FERC in accordance with all Legal Requirements.

         11.3 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants made by Generator and by Georgia Power (as the case may be) in Sections 11.1.1, 11.1.3, 11.1.4, 11.2.1, 11.2.3, and
11.2.5 shall survive the execution and delivery of this Agreement and any action taken pursuant hereto. The representations, warranties and covenants made by Generator and Georgia Power (as the case may be) in Sections 11.1.2, 11.1.5,
11.2.2 and 11.2.4 shall be true and accurate as of the date of execution of this Agreement.

                        SECTION 12: COMPLIANCE WITH LAWS

         12.1 Compliance. Generator represents, warrants and covenants that as of the Initial Synchronization Date and for the Term, Generator shall (i) be in compliance with all Legal Requirements with respect to the ownership, operation and maintenance of Generator's Interconnection Equipment, including without limitation, all requirements to seek, obtain, maintain, comply with and, as necessary, renew and modify from time to time, any and all applicable certificates, licenses, permits and government approvals and all applicable environmental certificates, licenses, permits and approvals, environmental impact analysis, and if applicable, the mitigation of environmental impacts, and
(ii) pay all costs, expenses, charges and fees in connection with Section
12.1(i).

         12.2 Change of Law. In the event that after the Execution Date there are changes to Legal Requirements, including, without limitation, changes to laws or regulations regulating or imposing a tax, fee or other charge, which cause Georgia Power to incur additional costs in providing Interconnection Service under this Agreement, Generator agrees to pay, to the extent consistent with FERC policy, such reasonable incremental costs incurred by Georgia Power in complying with such changes to Legal Requirements; provided, however, Generator shall be entitled to take reasonable action to mitigate, reduce or otherwise avoid the imposition of any such charges or costs.

         12.3 Regulatory Filings. This Agreement is subject to approval by any Governmental Authority having jurisdiction over the matters provided herein. Nothing contained in this Agreement shall be construed as affecting in any way
(i) the right of Georgia Power to unilaterally make application to any and all Governmental Authorities (including FERC) that may have jurisdiction over this Agreement for a change in terms and conditions, charges, classification of service, or for termination of this Agreement pursuant to applicable statutes (including Sections 205 and 206 of the Federal Power Act) and those Governmental Authorities' rules and regulations or (ii) the ability of Georgia Power to exercise its rights under the rules and regulations of any Governmental Authority having jurisdiction over this Agreement. Nothing contained in this Agreement shall be construed as affecting in any way (i) the right of Generator to unilaterally make application to any and all Governmental Authorities (including FERC) that may have jurisdiction over this Agreement for a change in terms and conditions, charges, classification of service or for termination of this Agreement pursuant to applicable statutes (including Sections 205 and 206 of the Federal Power Act) and those Governmental Authorities' rules and regulations or (ii) the ability of Generator to exercise its rights under the rules and regulations of any Governmental Authority having jurisdiction over this Agreement. At least thirty (30) Days prior to any such unilateral filing, the Party intending to make the filing shall notify the other of such intent. The Parties agree to reasonably cooperate with each other with respect to such filings and to provide any information reasonably required by the requesting Party to comply with applicable filing requirements. This Agreement shall be modified or amended as necessary to reflect binding determinations with respect to such filings.

         12.4     Taxes.
                  -----

                  12.4.1 Generator shall be required to make a Tax Payment (as defined in Section 12.4.3 hereto) in connection with any Taxable Transfer (as defined in Section 12.4.2 hereto). Any Tax Payment due under this Agreement shall be included by Georgia Power in the next Monthly invoice following Georgia Power's calculation of such Tax Payment in accordance with this Section 12.4. Generator shall pay such Tax Payment to Georgia Power in accordance with Section 10.

                  12.4.2 A "Taxable Transfer" means Generator's reimbursement of Georgia Power's costs associated with the Interconnection Facilities, the transfer of the Interconnection Facilities constructed by Generator or real property by Generator to Georgia Power, all in accordance with Section 5 of this Agreement, or any other transactions contemplated by this Agreement which are determined by Georgia Power, in its sole reasonable discretion, to be taxable to Georgia Power. A Taxable Transfer shall not include Generator's payment of the costs of any optional System Upgrades to the extent to which Generator is entitled to a credit payment pursuant to Section 7 of Attachment J of the Tariff.

                  12.4.3 With respect to any Taxable Transfer, the "Tax Payment" shall be an amount sufficient to cover the tax liability associated with both the Taxable Transfer Amount and the Tax Payment itself. In computing the Tax Payment, Georgia Power shall use the highest applicable marginal tax rate and shall include such computation with the Monthly invoice described in Section
12.4.1 hereto. The "Taxable Transfer Amount" shall be equal to the excess, if any, of (i) the amount of cash or the value of property transferred by Generator pursuant to a Taxable Transfer, over (ii) the present value of any tax benefits (whether in the form of deductions, credits or otherwise) that Georgia Power can utilize as a result of any such Taxable Transfer. Georgia Power shall include the computation of the Taxable Transfer Amount with the Monthly invoice described in Section 12.4.1 hereto.

                  12.4.4 In the event Georgia Power receives a refund from a Governmental Authority for any taxes associated with a Taxable Transfer, Georgia Power shall reimburse Generator, to the extent of such refund, for any Tax Payment paid by Generator in connection with such Taxable Transfer. Such reimbursement shall be due to Generator within thirty (30) Days after receipt of such refund by Georgia Power.

                  12.4.5 In the event Georgia Power has not applied for a refund of the taxes associated with a Taxable Transfer, and Generator desires that Georgia Power apply for such a refund, then Georgia Power shall apply for such a refund, provided that the following conditions are first satisfied:

                           12.4.5.1  Generator  obtains and pays for a written
tax opinion from a reputable law or accounting firm, addressed to Georgia Power, that it is more likely than not that Georgia Power would be successful if it applied for such a refund; and

                           12.4.5.2  Generator  agrees  to  reimburse  Georgia
Power for all reasonable expenses involved in applying for such refund and pays in advance the estimated amount of such expenses, as prepared by Georgia Power.

                  If such conditions are satisfied, Georgia Power shall apply for such a refund. If such refund is ultimately received, then the disposition of such refund shall be governed by Section 12.4.4 hereto, except that Georgia Power shall (i) decrease the amount due to Generator if the actual expenses were more than the estimated amount paid in advance by Generator, or (ii) increase the amount due to Generator if the actual expenses were less than the estimated amount paid in advance by Generator.

                              SECTION 13: INSURANCE

         13.1 Generator's Insurance. If Generator is no longer an Affiliate of Georgia Power, Generator, at its expense, shall procure and maintain in effect during the Term, policies of insurance with insurance companies authorized to transact insurance in the State of Georgia or adequate self-insurance, reasonably acceptable to Georgia Power, providing, at a minimum, the coverage and limits specified and complying with the requirements stated below:

                  13.1.1 Worker's Compensation in statutory amounts and Employer's Liability with a minimum limit of $1,000,000 per person.

                  13.1.2 Commercial General Liability Insurance on an occurrence basis or AEGIS "claims made" form, with the following coverage and limits:

                   General Aggregate                           $1,000,000
                   Products-Completed Operations-Aggregate     $1,000,000
                   Personal & Advertising Injury               $1,000,000
                   Each Occurrence                             $1,000,000
                   Fire Damage (any one fire)                  $50,000
                   Medical Expense (any one person)            $5,000

                  13.1.3 Business Automobile Liability covering autos of Generator, including owned, hired and non-owned autos, for Bodily Injury and Property Damage with a combined single limit of $1,000,000 each occurrence.

                  13.1.4 Excess Liability in Umbrella Form with a limit of $4,000,000 each occurrence, $4,000,000 Aggregate.

                  13.1.5 By signing this Agreement, Generator thereby waives all rights of subrogation against Georgia Power and its Persons Indemnified with respect to any claim or loss payable or paid under each of the policies set forth in 13.1.1, 13.1.2, 13.1.3, and 13.1.4 above and under any property insurance policy for the Facility that Generator has or acquires.

                  13.1.6 Generator shall cause its insurer(s) to add Georgia Power and its Persons Indemnified as an Additional Insured on the policies set forth in 13.1.2, 13.1.3, and 13.1.4 above with respect to liability of Georgia Power and its Persons Indemnified (a) arising out of the performance of operations, maintenance, work or services under this Agreement, and (b) arising out of the conduct contemplated in the ownership, maintenance or use of Generator's autos, but only to the extent of Generator's indemnity obligations under this Agreement and the coverages and limits specified in Sections 13.1.2, 13.1.3, and 13.1.4.

                  13.1.7 Subject to the limitations in Section 13.1.6, Generator's insurance shall be primary insurance with respect to the installation, operations, maintenance, work, or services contemplated under this Agreement and insurance of Georgia Power and its Persons Indemnified shall be excess of the Generator's insurance and shall not contribute with it.

                  13.1.8 To the extent that Generator utilizes deductibles or self-insurance in connection with the insurance coverage required herein, all such deductible and self-insured amounts shall be for the account and expense of Generator and shall not be considered as costs or fees provided for in this Agreement.

                  13.1.9 If the Generator uses contractors and/or subcontractors to perform any of the work contemplated under this Agreement, Generator shall require such contractors and/or subcontractors to maintain in effect insurance meeting these minimum limits and incorporating the contractual requirements prescribed by this Section 13.

         13.2 Notice and Certification. Each of the above required policies shall contain a provision whereby the insurance carrier shall notify Georgia Power at least thirty (30) Days prior to the effective date of cancellation, non-renewal or material change in any of said policies. Generator shall submit to Georgia Power a Certificate, signed by an authorized representative of the insurance carrier, listing the policies, coverage and limits and certifying that the said policies shall be in effect for the time periods stated in the Certificate. The obligations for Generator to procure and maintain insurance shall not be construed to waive or restrict other obligations.

                            SECTION 14: FORCE MAJEURE

         14.1 Definition of Force Majeure Event. For the purposes of this Agreement, a "Force Majeure Event" as to a Party means any occurrence, nonoccurrence or set of circumstances that is beyond the reasonable control of such Party and is not caused by such Party's fault, negligence or lack of due diligence, including, without limitation, flood, ice, lightning, earthquake, windstorm or eruption; fire; explosion; invasion, war, civil disturbance, commotion or insurrection; sabotage or vandalism; military or usurped power; or act of God or of a public enemy; provided, however, in no event shall (i) the inability to meet a Legal Requirement or the change in a Legal Requirement; or
(ii) a site specific strike, walkout, lockout or other labor dispute constitute a Force Majeure Event.

         14.2 No Breach or Liability. Each Party shall be excused from performing its respective obligations under this Agreement and shall not be liable in damages or otherwise if and to the extent that it is unable to so perform or is prevented from performing by a Force Majeure Event, provided that the non-performing Party shall:

                  14.2.1 Give the other Party notice thereof, followed by written notice if the first notice is not written, both notices to be given as promptly as possible after the non-performing Party becomes aware of such Force Majeure Event, describing the particulars of such Force Majeure Event;

                  14.2.2 Use its reasonable best efforts to remedy its inability to perform as soon as practicable; provided, however, that this Section 14.2.2 shall not require the settlement of any strike, walkout, lockout or other labor dispute on terms which, in the sole judgment of the Party involved in the dispute, are contrary to its interest; provided further, that the settlement of strikes, lockouts or other labor disputes shall be entirely within the discretion of the Party having the difficulty; and

                  14.2.3 Resume performance of its obligations under this Agreement and give the other Party written notice to that effect, as soon as reasonably practicable following cessation of the Force Majeure Event.

         14.3 Suspension of Performance. The suspension of performance due to a Force Majeure Event shall be of no greater scope and of no longer duration than is required by such Force Majeure Event. No Force Majeure Event shall extend this Agreement beyond its stated Term.

                         SECTION 15: OPERATING COMMITTEE

         15.1 Establishment of Committee. At least six (6) months prior to the estimated Initial Synchronization Date, Generator and Georgia Power shall each appoint one representative and one alternate to the Georgia Power - Generator Operating Committee ("Committee"). Each Party shall notify the other party of its appointment in writing. Such appointments may be changed at any time by similar notice. The Committee shall meet as necessary, but not less than once each calendar year, to carry out the duties set forth herein. The Committee shall hold a meeting at the request of either Party, at a time and place agreed upon by the representatives. Each representative and alternate shall be a responsible person working in the day-to-day operations of their respective electrical facilities. The Committee shall represent the Parties in all matters arising under this Agreement which may be delegated to it by mutual agreement of the Parties.

         15.2 Duties. The duties of the Committee shall include, but are not limited to, the following:

                  15.2.1 Establish and maintain control and operating procedures, including those pertaining to information transfers between the Facility and Georgia Power consistent with the provisions of this Agreement.

                  15.2.2 Establish data requirements and operating record requirements in accordance with the terms and conditions of this Agreement.

                  15.2.3 Review the requirements, standards, and procedures data acquisition equipment, protective equipment, and any other equipment or software.

                  15.2.4 Annually review ten (10) year forecast of maintenance and availability schedules of Georgia Power's and Generator's facilities at the Interconnection Point and coordinate the scheduling of outages of and maintenance on the Interconnection Facilities, the Facility and any other facilities that impact the normal operation of the Interconnection Facilities.

                  15.2.5 Ensure that information is being provided by each Party regarding equipment availability.

                  15.2.6 Perform such other duties as may be conferred upon it by mutual agreement of the Parties.

                  15.2.7 Each Party shall cooperate in providing to the Committee all information required in the performance of the Committee's duties. All decisions and agreements, if any, made by the Committee shall be evidenced in writing. The Committee shall have no power to amend or alter the provisions of this Agreement.

                             SECTION 16: ASSIGNMENT

         16.1     Assignment by Generator.
                  -----------------------

                  16.1.1 EXCEPT AS EXPRESSLY PERMITTED BELOW OR OTHERWISE AGREED TO BY THE PARTIES, GENERATOR SHALL NOT ASSIGN, TRANSFER, DELEGATE OR ENCUMBER THIS AGREEMENT AND/OR ANY OR ALL OF ITS RIGHTS, INTERESTS OR OBLIGATIONS UNDER THIS AGREEMENT AND ANY ASSIGNMENT, TRANSFER, DELEGATION OR ENCUMBERING BY GENERATOR (EXCEPT AS PERMITTED BELOW) SHALL BE NULL AND VOID. Notwithstanding the foregoing, so long as Generator is not in default under or breach of this Agreement, upon prior written notice to Georgia Power, Generator may collaterally assign its rights, interests and obligations under this Agreement to its lender or an agent for the benefit of its lenders providing financing or refinancing for the design, construction or operation of Generator's Facility in Lee County, Georgia (a "Permitted Financing Assignee"); provided, however, that GENERATOR'S RIGHTS AND OBLIGATIONS (FINANCIAL OR OTHERWISE) UNDER THIS AGREEMENT SHALL CONTINUE IN THEIR ENTIRETY IN FULL FORCE AND EFFECT AS THE RIGHTS AND OBLIGATIONS OF A PRINCIPAL AND NOT AS A SURETY. Generator may collaterally assign its rights, interests and obligations hereunder to multiple Permitted Financing Assignees, but only if those Permitted Financing Assignees designate one agent to act for them collectively under this Agreement.

                  16.1.2 Georgia Power shall, upon serving Generator any notice of Default or the termination of this Agreement, also serve a copy of such notice upon the Permitted Financing Assignee or, in the case of multiple Permitted Financing Assignees, the agent of those Permitted Financing Assignees. No notice of Default purporting to terminate this Agreement shall be deemed to have been given unless and until a copy thereof shall have been given to the Permitted Financing Assignee or the agent for multiple Permitted Financing Assignees. A Permitted Financing Assignee shall be entitled to cure any Default during any cure period provided herein.

                  16.1.3 The Permitted Financing Assignee shall not be entitled to assign or transfer this Agreement to any purchaser in foreclosure, purchaser in lieu of foreclosure or similar purchaser or transferee ("Purchaser in Foreclosure") unless and until such Purchaser in Foreclosure has (i) executed and delivered to Georgia Power and is in compliance with an agreement in form and substance acceptable to Georgia Power whereby such Purchaser in Foreclosure assumes and agrees to pay and perform all then outstanding and thereafter arising obligations of Generator under this Agreement and (ii) established to

Georgia Power's reasonable satisfaction that such Purchaser in Foreclosure has all licenses, permits and approvals and financial and technical wherewithal as may be required to execute, deliver and perform such agreement. Notwithstanding the foregoing, all obligations of Generator to Georgia Power under this Agreement incurred prior to the time the Purchaser in Foreclosure fully assumes this Agreement shall also be and remain enforceable by Georgia Power against Generator. Any assignment to a Purchaser in Foreclosure shall be subject to Georgia Power's rights hereunder.

                  16.1.4 So long as Generator is not in Default under or breach of this Agreement, upon prior written notice to Georgia Power, Generator may absolutely assign all, but not less than all, of its rights, interests and obligations under this Agreement to another generator ("Outright Assignee") provided however, that Generator's obligations under this Agreement shall continue and Georgia Power shall have no obligations to such Outright Assignee unless and until such Outright Assignee has (i) executed and delivered to Georgia Power and is in compliance with an agreement in form and substance reasonably acceptable to Georgia Power whereby such Outright Assignee assumes and agrees to pay and perform all thereafter arising obligations of Generator under this Agreement and (ii) established to Georgia Power's reasonable satisfaction that such Outright Assignee has all licenses, permits and approvals and financial and technical wherewithal as may be required to execute, deliver and perform such agreement. Any assignment to an Outright Assignee shall be subject to Georgia Power's rights hereunder.

                  16.1.5 Generator shall indemnify, defend and hold harmless Georgia Power and its Persons Indemnified from and against any and all losses, liabilities, obligations, claims, demands, damages, penalties, judgments, costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, howsoever and by whomsoever asserted, arising out of or in any way connected with any collateral, outright or other assignment by Generator or any foreclosure or other exercise of remedies by the Permitted Financing Assignee of this Agreement or Generator's or the Permitted Financing Assignee's rights or interests under this Agreement. Notwithstanding any other provision of this
Section 16.1, Generator shall not be obligated to indemnify and hold harmless Georgia Power from and against any loss, liability, obligation, claim, demand, damage, penalty, judgment, cost or expense to the extent caused by the sole negligence or willful misconduct Georgia Power or its Persons Indemnified.

                  16.1.6 No agreement between the Parties modifying, amending, canceling or surrendering this Agreement shall be effective without the prior written consent of the Permitted Financing Assignee or, in the case of multiple Permitted Financing Assignees, the agent of those Permitted Financing Assignees. Subject to any cure periods provided to the Permitted Financing Assignee in this Agreement or in any consents to assignment, no such prior written consent is required for Georgia Power to take unilateral action under this Agreement, including (without limitation) Sections 3.2, 3.3, 3.4, 10.2, 12.2 and 12.3.

                  16.1.7 Georgia Power agrees to reasonably cooperate with Generator and any Permitted Financing Assignee in connection with the collateral assignment of this Agreement; provided, however, that Georgia Power shall not be obligated to take any action that could, in its judgment, result in an expansion of its obligations, risks or liabilities or a violation of any law, regulation or order of a Governmental Authority.

         16.2 Assignment by Georgia Power. So long as Georgia Power is not in breach of this Agreement, Georgia Power may, at any time, without notice to, or the consent of, Generator or any other Person, including, without limitation, any Permitted Financing Assignee, Purchaser in Foreclosure or Outright Assignee, sell, assign, delegate, encumber or transfer to any Indenture Trustee, Affiliate, any successor by merger or otherwise of Georgia Power or any Qualified Person, and/or create or permit to exist Permitted Liens against, all or any part of this Agreement and/or Georgia Power's rights, obligations, title or interest in, to and under this Agreement. Provided, however, Generator reserves its right to oppose any such assignment before any Governmental Authority having jurisdiction.

                            SECTION 17: MISCELLANEOUS

         17.1 Georgia Power's Agent. Wherever this Agreement requires Generator to provide information, schedules, notice or the like to, or to take direction from, Georgia Power, Generator shall provide information, schedules, notice or the like to, or receive from, Georgia Power or such agent of Georgia Power as Georgia Power may direct from time to time.

         17.2 No Partnership. Generator and Georgia Power do not intend for this Agreement to, and this Agreement shall not, create any joint venture, partnership, association taxable as a corporation, or other entity for the conduct of any business for profit.

         17.3 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon any respective successors and assigns of Generator and Georgia Power.

         17.4 No Third Party Benefit. Nothing in this Agreemen shall be construed to create any duty, obligation or liability of a Party to any person or entity not a Party to this Agreement.

         17.5 No Affiliate Liability. Notwithstanding any other provision of this Agreement, no Affiliate of either Party (including without limitation any Affiliate acting as either Party's agent where said agent is given certain authorities pursuant hereto) shall have any liability whatsoever for either Party's performance, nonperformance or delay in performance under this Agreement.

         17.6     Time of Essence.  Time is of the essence of this Agreement.
                  ---------------

         17.7 No Waiver. Neither Georgia Power's nor Generator's failure to enforce any provision or provisions of this Agreement shall in any way be construed as a waiver of any such provision or provisions as to any future violation thereof, nor prevent it from enforcing each and every other provision of this Agreement at such time or at any time thereafter. The waiver by either Georgia Power or Generator of any right or remedy shall not constitute a waiver of its right to assert said right or remedy, at any time thereafter, or any other rights or remedies available to it at the time of or any time after such waiver.

         17.8 Amendments. Except as provided in Section 12.3, this Agreement may be amended by and only by a written instrument duly executed by each of Generator and Georgia Power, which has received all approvals of Governmental Authorities of competent jurisdiction necessary for the effectiveness thereof.

         17.9 Notice. Any notice, request, consent or other communication permitted or required by this Agreement shall be in writing and shall be deemed given on the Day hand-delivered to the representative identified below, on the Day of facsimile transmission to the facsimile number stated below, or the third
(3rd) Day after the same is deposited in the United States Mail, first class postage prepaid, and if given to Georgia Power shall be addressed to:

                  Georgia Power Company
                  Attn: Vice President, Transmission
                  241 Ralph McGill Boulevard
                  Atlanta, Georgia 30308
                  Facsimile: (404) 506-2433

                  with a copy to:

                  Southern Company Services, Inc.
                  Attn: Manager, Transmission Services
                  600 North 18th Street
                  Birmingham, Alabama 35203
                  Facsimile: (205) 257-6663

and if given to Generator, it shall be addressed to:

                  Southern Power Company
                  Attn: Vice President, Generation, Planning and Development 600 North 18th Street
                  Bin 15N-8181
                  Birmingham, Alabama 35203
                  Facsimile: (205) 257-5703

                  with a copy to:

                  Southern Company Services, Inc.
                  Attn: Manager, Generation Development
                  600 North 18th Street, Bin 15N-8186
                  Birmingham, Alabama 35203
                  Facsimile: (205) 257-6336

                  unless Georgia Power or Generator shall have designated a different representative or address for itself by written notice to the other. Generator shall comply with reasonable requirements of Georgia Power regarding communications with Georgia Power relative to the performance of this Agreement.

         17.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         17.11 Cross-References. All cross-references contained in this Agreement to Sections, are to the Sections of this Agreement, unless otherwise expressly noted.

         17.12 Section Headings. The descriptive headings of the various Sections of this Agreement have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

         17.13 Including. Wherever the term "including" is used in this Agreement, such term shall not be construed as limiting the generality of any statement, clause, phrase or term.

         17.14 Governing Law. The validity, interpretation and performance of this Agreement, and each of its provisions, are subject to and shall be governed by applicable federal law, and where not preempted by federal law, by the laws of the State of Georgia, without giving effect to conflict of laws principles.

         17.15 Merger. This Agreement represents the entire agreement between the Parties and all previous communications, representations and agreements between the Parties regarding the subject matter of this Agreement, whether oral or written, are hereby superseded.

         17.16 NERC. To the extent not inconsistent herewith, Generator shall comply with any operational specifications and requirements specified by Georgia Power and all planning standards and operating guidelines of the North American Electric Reliability Council or its successor.

         17.17 Good Utility Practices. Each Party shall discharge its respective obligations under this Agreement in accordance with Good Utility Practices.

         17.18 Safety. Each Party shall comply with the applicable provisions of the National Fire Protection Association Code, the American National Electrical Code, the National Electrical Safety Code and other applicable code requirements. Each Party shall furnish and maintain, at its own expense, proper and adequate facilities, equipment, machinery, tools and supplies necessary to maintain its facilities and premises as a safe workplace and have available at all times for use by its employees, agents, independent contractors, suppliers, vendors and borrowed employees and all safety equipment needed for the protection of that Party's employees, agents, independent contractors, suppliers, vendors and borrowed employees against injuries. Each Party shall be solely responsible for providing for the safety of its facilities and premises and of its employees, agents, independent contractors, suppliers, vendors and borrowed employees.

         17.19    Confidential Information.
                  ------------------------

                  17.19.1 Confidential Information shall mean any confidential and/or proprietary information provided by Georgia Power or Generator ("Disclosing Party") to the other party ("Receiving Party") and which is clearly marked or otherwise designated as "CONFIDENTIAL." For purposes of this Agreement, all design, operating specifications and metering data provided by Generator shall be deemed confidential regardless of whether it is clearly marked or otherwise designated as such. Except as otherwise provided herein, each Party shall hold in confidence and shall not disclose Confidential Information to any person (except employees, officers, representatives and agents that agree to be bound by this Section 17 or FERC's Standards of Conduct). Confidential Information shall not include information that the Receiving Party can demonstrate: (a) is generally available to the public other than as a result of a disclosure by the Receiving Party; (b) was in the lawful possession of the Receiving Party on a non-confidential basis before receiving it from the Disclosing Party; (c) was supplied to the Receiving Party without restriction by a third party, who, to the knowledge of the Receiving Party, was under no obligation to the Disclosing Party to keep such information confidential; (d) was independently developed by the Receiving Party without reference to Confidential Information of the Disclosing Party; or (e) was disclosed with the prior written approval of the Disclosing Party. Georgia Power, or its agent acting as Transmission Provider under the Tariff, may release or disclose certain Confidential Information of the Disclosing Party to other Transmission Providers, SERC, or NERC if necessary or appropriate in connection with its role as Transmission Provider. If a court, government agency or entity with the right, power, and authority to do so, requests or requires either Party, by subpoena, oral deposition, interrogatories, requests for production of documents, administrative order, or otherwise, to disclose Confidential Information, that Party shall provide the other Party with prompt notice of such request(s) or requirement(s) so that the other Party may seek an appropriate protective order or waive compliance with the terms of this Agreement. In the absence of a protective order or waiver the Party shall disclose such Confidential Information which, in the opinion of its counsel, the Party is legally compelled to disclose. Each Party will use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so furnished.

                  17.19.2 Notwithstanding anything in this Section 17.19 to the contrary, if FERC or its staff, during the course of an investigation or otherwise, requests information from one of the Parties that is otherwise required to be maintained in confidence pursuant to this Agreement, the Party shall provide the requested information to the FERC or its staff, within the time provided for in the request for information. In providing the Confidential Information to FERC or its staff, the Party may, consistent with 18 C.F.R. ss. 388.112, request that the information be treated as confidential and non-public by FERC and its staff and that the information be withheld from public disclosure. The Party shall notify the other Party to this Agreement when it is notified by FERC or its staff that a request for disclosure of, or decision to disclose, Confidential Information has been received, at which time either of the Parties may respond before such Confidential Information is made public, pursuant to 18 C.F.R. ss. 388.112.

         17.20 Cooperation. Each Party to this Agreement shall reasonably cooperate with the other as to all aspects relating to the performance of its respective obligations under this Agreement; provided, however, this agreement of cooperation shall not constitute a waiver or relinquishment of either Party's rights under this Agreement in law or equity.

         17.21 Negotiated Agreement. The Parties agree that this Agreement is the result of mutual compromise and shall not be construed as having been drafted by either Party. The Parties agree to support the acceptance of the Agreement in its entirety by FERC.

         17.22 Subcontractors. Nothing in this Agreement shall be construed as preventing either Party from utilizing the services of subcontractors as it deems appropriate; provided, however, that all such contractors comply with the applicable terms and conditions of this Agreement. The creation of any subcontract relationship shall not relieve the retaining Party of any of its obligations under this Agreement.

         17.23 EWG Status. Nothing in this Agreement shall require Generator to take any action that could result in its inability to obtain, or its loss of, status as an Exempt Wholesale Generator within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         IN WITNESS WHEREOF, Generator and Georgia Power have caused this Agreement to be executed by their duly authorized representatives on the Day and year first above written.

                                        SOUTHERN POWER COMPANY
                                       "Generator"

                                        By:  _________________________

                                        Title:  ________________________

                                        Date:_________________________



                                        GEORGIA POWER COMPANY
                                        "Georgia Power"

                                        By:  _________________________

                                        Title:  ________________________

                                        Date:_________________________

                                   APPENDIX A

                           INTERCONNECTION PROCEDURES

         The following requirements apply to Generator's Facility when operated in parallel with the Georgia Power Electric System.

         A.       Operating Limits.
                  ----------------

                  In order to minimize objectionable and adverse operating conditions on the electric service provided to other customers by Georgia Power, the Facility shall meet the following operating criteria:

                  1.       Voltage.
                           -------

                           When Generator is delivering power to the Georgia
Power Electric System, Generator shall operate its generation to meet the voltage schedule, as measured at the transmission bus serving the Facility, communicated by the Georgia ITS operator. The current voltage schedules for the Interconnection Point to the Facility is attached to this Appendix A. If the Generator cannot hold the voltage schedule but is producing or absorbing its maximum amount of MVARs for the level of MW output that it is then operating at, then that is acceptable performance provided that each unit of the Generator that is then generating is producing no less than 0.33 MVAR/MW x the unit's Continuous Rated MW Output or absorbing no less than 0.23 MVAR/MW x the unit's Continuous Rated MW Output. For purposes of this paragraph, the "Continuous Rated MW Output" for each of the Generator's units comprising the Facility shall be 2 - 175 MW CT units and 1 - 282 MW Steam turbine generator with a total output of 630 MW.

                  2.       Frequency.
                           ---------

                           The Facility shall maintain a nominal operating
frequency of 60 hertz. Generator may be required to assist in supporting system frequency if requested by Georgia Power.

                  3.       Governor Characteristics.
                           ------------------------

                           The Facility shall be capable of providing an
immediate and sustained response to abnormal frequency excursions within the machine design parameters. The governors shall be properly maintained and shall provide droop characteristics consistent with the requirements of NERC, SERC and the Georgia Power Electric System. At a minimum, governors shall be fully responsive to frequency deviations consistent with the requirements of NERC, SERC and the Georgia Power Electric System during normal operating conditions only, as defined by Good Utility Practices. In no event shall the governors be blocked by Generator without the express written permission of Georgia Power.


                                            Appendix A Page 1 of 5

                  4.       Minimum Acceptable Reactive Capability.
                           --------------------------------------

                           a.       Reactive Power Production.  At continuous
rated output, simulations must show that Generator's Facility shall have the capability of dynamically supplying at least 0.33 MVARS at the 230 kV Interconnection Point for each MW supplied when the Facility is tested at 101% of nominal voltage.

                           b.       Reactive Power Absorption.  The Facility
shall also be capable of dynamically absorbing 0.23 MVARs from the transmission system for each MW supplied at the 230 kV Interconnection Point during simulations when the Facility is tested at 104% of nominal voltage. Simple Cycle combustion turbines used as peaking generation may be exempted from the MVAR absorption requirements.

                  5.       Harmonics.
                           ---------

                           The Facility shall not introduce excessive
distortion to the Georgia Power Electric System's voltage profile and current waveforms. The harmonic distortion measurements shall be made at the transmission facility serving the Facility and be within the limits specified in the tables below.

                  5.1.     Current Harmonics.
                           -----------------

                                   MAXIMUM ALLOWABLE HARMONIC CONTENT (CURRENT)
                                            (in percent of total current)
                            Harmonic Order Number (h)

                     h 11      11 h 17     17 h 23    23 h  5        35 h
                                 -           -          -              -

        ODD          2.0         1.0         0.75       0.30         0.15

       EVEN          0.50       0.25         0.19      0.075         0.04

                           Total current harmonic distortion may not exceed 2.5%

                  5.2.     Voltage Harmonics.
                           -----------------

                  MAXIMUM ALLOWABLE HARMONIC CONTENT (VOLTAGE)
                  (in percent)

                  For nominal voltage at interconnection point of 69 kV to 115
                  kV
                  Maximum Individual Harmonic:  1.50
                  Maximum Total Harmonic Distortion:  2.50

                  For nominal voltage at interconnection point of 161 kV and above
                  Maximum Individual Harmonic:  1.00
                  Maximum Total Harmonic Distortion: 1.50



                             Appendix A Page 2 of 5

         B.       Generator Step-Up Transformer.
                  -----------------------------

                  To minimize possible adverse effects on other Georgia Power customers, a power transformer is required between Generator's generating units and the Georgia Power Electric System. This transformer's windings shall be connected according to the requirements of Georgia Power.

         C.       Energization of Georgia Power Equipment by Generator.
                  ----------------------------------------------------

                  Generator shall not energize, or de-energize, Georgia Power equipment. The necessary control devices shall be installed by Generator on the Facility to prevent the energization of de-energized Georgia Power equipment by Generator's Facility.

         D.       Synchronization of Generator's Facility.
                  ---------------------------------------

                  Generator is responsible for the synchronization of the Facility to the Georgia Power Electric System. Georgia Power shall have relaying on the ring bus segment at the Interconnection Point and Generator must insure that its Facility is disconnected from Georgia Power whenever a ring bus segment at the Interconnection Point is de-energized. Georgia Power may re-energize the ring bus segment by remote control and Georgia Power shall not be responsible for damage to Facility due to an out of phase condition during re-energization.

         E.       Telemetered Quantities.
                  ----------------------

                  Georgia Power shall provide the data protocol, and Generator shall install as part of the Interconnection Facilities any equipment necessary to deliver telemetered signals to Georgia Power specifying the voltage and watts, vars, and watthours delivered to the Georgia Power Electric System at the Interconnection Point.

                             Appendix A Page 3 of 5

                                VOLTAGE SCHEDULES

                          AT THE INTERCONNECTION POINT

                             SOUTHERN POWER COMPANY

Commencing with the Effective Date of the Interconnection Agreement, Generator shall maintain the following voltage schedules as communicated by Georgia Power from time to time:

Schedule #1 - Southern Company Control Area Maximum Load for the day greater than 33,000 MW
                           Operating Time                     Voltage

                               0000-0700                        237 kV
                               0700-2100                        237 kV
                               2100-2400                        237 kV

Schedule #2 - Southern Company Control Area Maximum Load for the day between 28,000 and 33,000 MW Operating Time Voltage

                               0000-0700                          236 kV
                               0700-2100                          237 kV
                               2100-2400                          236 kV

Schedule #3 - Southern Company Control Area Maximum Load for the day between 23,000 and 28,000MW
                           Operating Time                     Voltage

                               0000-0800                      236 kV
                               0800-2100                      236 kV
                               2100-2400                      236 kV

Schedule #4 - Southern Company Control Area Maximum load for the day below 23,000 MW

                           Operating Time                     Voltage

                               0000-0600                       235 kV
                               0600-2100                       236 kV
                               2100-2400                       235 kV

The Georgia ITS System Operator's determination of whether Schedule 1, 2, 3, or 4 should be used for a given period shall be based on expectations of system requirements and conditions. The voltage schedule to be used, for the upcoming week, shall be communicated to Generator each Friday and at such other times as changing system requirements and conditions may require.

                             Appendix A Page 4 of 5

                                   APPENDIX B

                                 SPECIFICATIONS
                                       TO
                            INTERCONNECTION AGREEMENT
                                     BETWEEN
                             SOUTHERN POWER COMPANY
                                       AND
                              GEORGIA POWER COMPANY
                                   APPENDIX B


1.       Location of Interconnection Point:

         The Interconnection Point will be at the Georgia Power's Goat Rock 230/115 kV Substation located in Lee County Alabama.

2.       Projected Dates Generator's Facilities will connect to Georgia Power:

         Station Service Date:                              July 1, 2002

         Initial Synchronization of Generator for
            Testing Date:                                   September 1, 2002

         Commercial Operation Date:                          April 1, 2003

3.       Description of Interconnection Point:

         The point, as shown on the attached one line diagram, at which the Generator's 230 kV conductors connect to the new ring bus element at Georgia Power's Goat Rock 230/115 kV Substation.

4.       Description of Station Service Connections:

         Should Generator require station service in addition to that which Generator can self-provide, separate arrangements will be made by Generator. Nothing herein prevents the Generator from receiving Station Service requirements through the Interconnection Facilities before the projected Station Service Date.

5.       Description of Generator's Facility:

         The Generator's Facility under this Agreement is a 620 MW Combined Cycle (CC) facility which is more fully described in the Interconnection Application made by Southern Power Company to Southern Company on August 7, 2000.

                             Appendix B Page 1 of 4

6.       Interconnection Facility Requirements:

         The Interconnection Facilities are sufficient to accommodate approximately 630 MW upon completion.

7.       Description of Georgia Power's Interconnection Facilities:

         Interconnection  Facilities under this Agreement                                Estimated Cost:
         include the following:                                                          (000)
         Install disconnect switches and associated $ 50 insulators and jumpers to terminate the 230 kV circuit from the Facility to the Goat Rock
         230/115 kV substation.
         ------------------------------------------------------------------------------------------------------
8.       Description of Generator's Interconnection Equipment:
         ------------------------------------------------------------------------------------------------------
         Interconnection Equipment under this Agreement include the following:                 Estimated Cost
         ---------------------------------------------------------------------                 --------------

         ------------------------------------------------------------------------------------------------------
         1.   Three (3) GSU transformers connected delta on the generator side        Design & Construction by
              and solidly grounded wye on the 230 kV side                                      Southern Power

           ----------------------------------------------------------------------------------------------------
         2.   Three (3) 230 kV circuit breakers used for GSU protection and           Design & Construction by
              generator synchronization.                                                       Southern Power

         ------------------------------------------------------------------------------------------------------
         3.   230 kV collector bus.                                                   Design & Construction by
                                                                                               Southern Power
         ------------------------------------------------------------------------------------------------------
         4.   One (1) 230 kV circuit from Generator's Facility to the Goat Rock       Design & Construction by
              230 kV Substation.                                                               Southern Power

              -------------------------------------------------------------------------------------------------
         5.   One (1) fiber optic circuit from Generator's Facility to the Goat       Design & Construction by
              Rock 230 kV Substation.                                                          Southern Power

             --------------------------------------------------------------------------------------------------
         6.   Note:  Generator will install station service equipment including       Design & Construction by
              two (2) 230 kV breakers and one (1) station service transformers                 Southern Power
              connected to Generator's 230 kV collector bus.
             --------------------------------------------------------------------------------------------------

The specifications for all such equipment in items 7 & 8, above, will be determined in accordance with this Agreement, the Interconnection Study Results for Goat Rock Generation, 630 MW CC #2, dated April 6, 2001, Georgia Power's specifications (provided to the Generator in writing), and Good Utility Practices.

                 SOUTHERN POWER COMPANY - GOAT ROCK CC UNIT # 2
                               SINGLE LINE DIAGRAM

         [OBJECT OMITTED]


                                   APPENDIX C

                       INTERCONNECTION FACILITY UPGRADES



Description of Georgia Power's Interconnection Facility Upgrades:


         -----------------------------------------------------------------------------------------------------

         Interconnection Facility Upgrades under this Agreement include the following:         Estimated Cost
         -----------------------------------------------------------------------------         --------------
                                                                                                  (000's)
          ----------------------------------------------------------------------------------------------------
        1.   Install one (1) IPO 63 kA 230 kV circuit breaker and associated                  $ 850
              switches and control equipment at the Goat Rock 230/115 kV substation.

         -----------------------------------------------------------------------------------------------------
         2.   Replace two (2) existing 230 kV breakers with two (2) IPO 63 kA 230              $ 800
              kV two (2) cycle breakers

         -----------------------------------------------------------------------------------------------------
         3.   Install additional transfer trip and breaker failure relaying and                $ 300
              communication channels at the Goat Rock 230/115 kV substation.
         -----------------------------------------------------------------------------------------------------

The specifications for all such equipment listed above will be determined in accordance with this Agreement, the Interconnection Study Results for Goat Rock Generation, 630 MW CC #2, dated April 6, 2001, Georgia Power's specifications (provided to the Generator in writing), and Good Utility Practices.

                                   APPENDIX D

            MUNICIPAL ELECTRIC AUTHORITY OF GEORGIA INTERCONNECTION
                                FACILITY UPGRADES


The facilities listed below were identified and reported to the Generator pursuant to the Interconnection Study Results for Goat Rock Generation, 630 MW CC #2, dated April 6, 2001. Georgia Power will assist Generator in coordinating with the Municipal Electric Authority of Georgia ("MEAG") to complete the installation of the MEAG Interconnection Facility Upgrades. Generator shall pay MEAG directly for the cost of the MEAG Interconnection Facility Upgrades.

-------------------------------------------------------------------------------
MEAG Interconnection Facility Upgrades under this Agreement      Estimated Cost
------------------------------------------------------------     --------------
include the following:                                               (000's)
                                                                     -------

1.  Install  additional  transfer  trip and breaker  failure
relaying  and  communication   channels  at  MEAG's  Fortson           $300
500/230/115 kV substation
-------------------------------------------------------------------------------
2. Replace one (1) 115 kV  overstressed  circuit  breaker at
MEAG's Fortson 500/230/115 kV substation.                              $250
------------------------------------------------------------- -----------------

                                   APPENDIX E

                     QUARTERLY ESTIMATED CONSTRUCTION COSTS


A. Quarterly Estimated Construction Costs of Interconnection Facilities. The Quarterly Estimated Construction Costs are based on the Generator's total cost responsibility for Georgia Power's Interconnection Facilities and Interconnection Facility Upgrades. Generator's estimated total construction cost responsibility for such Interconnection Facilities is $ 50,000. Generator's estimated total construction cost responsibility for such Interconnection Facility Upgrades is $1,950,000. The Schedule is based on constructing the Goat Rock Unit # 2 230/115 kV substation Interconnection Facilities and Interconnection Facility Upgrades.


                                         2001                     2002
------------------------------------------------------------------------------

Project Activity                    1Q  2Q  3Q 4Q          1Q  2Q  3Q     4Q

Interconnection Facilities at                                             50
Goat Rock 230/115 kV substation

------------------------------------------------------------------------------
Interconnection Facility                     200         600  800  300    50
Upgrades at Goat Rock 230/115
kV substation
------------------------------------------------------------------------------
Payment Schedule                             200         600  800  350    50
(100,000s) -------------------------------------------------------------------